EXECUTION COPY










                               PURCHASE AGREEMENT
                                  BY AND AMONG
                           AMERICAN GOLF CORPORATION,
                             GOLF ENTERPRISES, INC.,
                                  NEW AGC LLC,
                     DAVID G. PRICE AND DALLAS P. PRICE,
           THE DAVID G. PRICE TRUST AND THE DALLAS P. PRICE TRUST,
                                 THE AGC SELLERS
                                       AND
                         THE TRANSFERRED ENTITY SELLERS

                         DATED AS OF SEPTEMBER 14, 2002

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----
ARTICLE I      DEFINITIONS.................................................2


ARTICLE II     THE AGC ACQUISITION........................................13

2.1   General.............................................................13
2.2   Instruments of Transfer; Payment of AGC Transfer Consideration......13

ARTICLE III    THE GEI ACQUISITION........................................15

3.1   General.............................................................15
3.2   Instruments of Transfer; Payment of GEI Transfer Consideration......15

ARTICLE IV     THE TRANSFERRED INTERESTS ACQUISITION......................16

4.1   General.............................................................16
4.2   Instruments of Transfer; Payment of Transferred Interest
      Consideration.......................................................17

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE PRICE GROUP..........17

5.1   Organization and Related Matters....................................18
5.2   Subsidiaries; Minority Interests....................................18
5.3   Authority; No Violation.............................................19
5.4   Consents and Approvals..............................................20
5.5   Authorized Capitalization; Ownership of Equity Interests............20
5.6   Regulatory Documents................................................22
5.7   Financial Statements................................................22
5.8   Contracts...........................................................23
5.9   No Other Broker.....................................................24
5.10  Legal Proceedings...................................................24
5.11  Compliance with Applicable Law......................................25
5.12  Environmental Liability.............................................26
5.13  Insurance...........................................................26
5.14  Employee Benefit Plans; ERISA.......................................27
5.15  Labor Matters.......................................................30
5.16  Technology and Intellectual Property................................30
5.17  Real Property.......................................................30
5.18  Asset Sales.........................................................32
5.19  Distributions.......................................................32
5.20  Filing Documents....................................................33
5.21  Transactions with Affiliates........................................33
5.22  Absence of Certain Changes..........................................34
5.23  State Takeover Statutes.............................................34

                                      (i)


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ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF THE AGC SELLERS AND
               THE TRANSFERRED ENTITY SELLERS.............................35

6.1   Authority; No Violation.............................................35
6.2   Consents and Approvals..............................................35
6.3   Ownership of Equity Interests.......................................35
6.4   Corporate Existence and Power.......................................36

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR.............36

7.1   Organization and Related Matters....................................36
7.2   Authority; No Violation.............................................37
7.3   Consents and Approvals..............................................37
7.4   Investment Purpose..................................................37

ARTICLE VIII   COVENANTS..................................................38

8.1   Conduct of Business by the Price Entities...........................38
8.2   Insurance...........................................................41
8.3   Employees, Employee Benefits........................................41
8.4   Third-Party Proposals...............................................42
8.5   Officers' and Directors' Indemnification............................43
8.6   State Takeover Statutes.............................................43
8.7   Reasonable Best Efforts - Tax Treatment.............................44
8.8   Return Filing and Payment of Taxes..................................44
8.9   Pledges.............................................................44
8.10  Delivery of Documents...............................................44
8.11  Capital Expenditures................................................44
8.12  Financing...........................................................45
8.13  Subsequent Financial Statements.....................................45
8.14  Section 338(h)(10) Election.........................................45

ARTICLE IX     ADDITIONAL AGREEMENTS......................................46

9.1   Regulatory Matters..................................................46
9.2   Access to Information...............................................47
9.3   Legal Conditions to Acquisition Transactions........................47
9.4   Additional Agreements...............................................48
9.5   Advice of Changes...................................................48
9.6   Director Designation Agreement......................................48
9.7   Intercompany Payables...............................................48
9.8   Seller Releases.....................................................49
9.9   Partners Agreement..................................................49
9.10  Title Insurance Affidavits..........................................49
9.11  Environmental Investigations........................................50

                                      (ii)


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ARTICLE X      TAX MATTERS................................................51

10.1  Tax Indemnification.................................................51
10.2  Allocation of Certain Taxes.........................................52
10.3  Filing Responsibility; Payments.....................................52
10.4  Refunds.............................................................53
10.5  Control of Tax Audits...............................................54
10.6  Representations.....................................................55
10.7  Cooperation and Exchange of Information.............................56
10.8  Tax Sharing Agreements..............................................57
10.9  Survival............................................................57

ARTICLE XI     CONDITIONS PRECEDENT.......................................57

11.1  Conditions to Each Party's Obligation to Effect the Transactions....57
11.2  Conditions to Obligations of Acquiror...............................58
11.3  Conditions to Obligations of the Price Group........................59

ARTICLE XII    TERMINATION AND AMENDMENT..................................60

12.1  Termination.........................................................60
12.2  Effect of Termination...............................................62
12.3  Amendment...........................................................62
12.4  Extension; Waiver...................................................62

ARTICLE XIII   INDEMNIFICATION............................................62

13.1  Indemnification by the Indemnifying Parties.........................62
13.2  Calculation and Payment of Losses...................................63
13.3  Termination of Indemnification......................................64
13.4  Procedures..........................................................64
13.5  Arbitration.........................................................66
9.11  Rights of Offset for Certain Breaches...............................68
13.6  Exclusive Remedy....................................................68

ARTICLE XV     GENERAL PROVISIONS.........................................68

14.1  Closing.............................................................68
14.2  Survival of Representations, Warranties and Agreements..............68
14.3  Expenses............................................................69
14.4  Notices.............................................................69
14.5  Interpretation......................................................72
14.6  Counterparts........................................................73
14.7  Entire Agreement....................................................73
14.8  Governing Law.......................................................73
14.9  Severability........................................................73
14.10 Publicity...........................................................73
14.11 Assignment; Third Party Beneficiaries...............................74

                                     (iii)


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14.12 Waiver of Jury Trial................................................74
14.13 Termination of AGC Seller Agreements................................74
14.14 Representative of the AGC Sellers and Transferred Entity Sellers....74


Exhibits

Exhibit A      -  Amended and Restated Membership Deposit Agreements
Exhibit B-1    -  Form of Warrant
Exhibit B-2    -  Equity Interests in AGC, GEI and the Transferred Entities
Exhibit C      -  Knowledge of the Price Group
Exhibit D      -  Form of Closing Release
Exhibit E      -  Escrow Agreement
Exhibit F      -  AGC Seller Agreements
Exhibit G      -  Consent of Trustee
Exhibit H      -  Consent of Spouse
Exhibit I      -  Suspended Merger Agreement
Exhibit J         Merger Agreement

                                      (iv)


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                                 PURCHASE AGREEMENT

      PURCHASE AGREEMENT, dated as of September 14, 2002 (this "AGREEMENT"), by and among NEW AGC LLC., a Delaware limited liability company ("ACQUIROR"), AMERICAN GOLF CORPORATION, a California corporation ("AGC"), GOLF ENTERPRISES, INC., a Kansas corporation ("GEI"), the DAVID G. PRICE TRUST, the DALLAS P. PRICE TRUST, David G. Price and Dallas P. Price (collectively, the "PRICES"), the AGC SELLERS and the TRANSFERRED ENTITY SELLERS.

      WHEREAS, upon the terms and subject to the terms of this Agreement, the Acquiror or its permitted assignees under Section 14.11 will acquire AGC, GEI and the Transferred Entities;

      WHEREAS, concurrently with the execution of this Agreement, certain Affiliates of Acquiror are entering into an agreement and plan of merger (the "MERGER AGREEMENT") with National Golf Properties, Inc., a Maryland corporation ("NGP") and National Golf Operating Partnership, L.P., a Delaware limited partnership ("NGOP"), pursuant to which those Affiliates will acquire NGP and NGOP as set forth in EXHIBIT J;

      WHEREAS, the members of Acquiror and the Boards of Directors of AGC, GEI and the Transferred Entities have determined that it is in the best interests of their respective companies and members or stockholders, as the case may be, for the Prices, AGC, GEI, the Transferred Entities and the Transferred Entity Sellers to consummate the transactions contemplated hereby subject to the terms and conditions set forth herein, including (i) the acquisition by Acquiror of the AGC Interests from the AGC Sellers (the "AGC ACQUISITION"); (ii) immediately after the AGC Acquisition, the acquisition by Acquiror of the GEI Interests from the Trusts (the "GEI ACQUISITION"); and (iii) immediately after the GEI Acquisition, the acquisition by Acquiror of the Transferred Interests from the Transferred Entity Sellers (the "TRANSFERRED INTERESTS ACQUISITION");

      WHEREAS, it is the intention of the parties that the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition will be taxed as sales or exchanges under Section 1001 of the Code with each of the AGC Sellers, the Trusts and the Transferred Entity Sellers recognizing gain or loss, as applicable, for income tax purposes in connection with the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition, as applicable; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Acquisition Transactions and also to prescribe certain conditions to the Acquisition Transactions.

      NOW, THEREFORE, in consideration of the premises, covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      For all purposes of this Agreement, the following terms shall have the respective meanings set forth as follows (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

      "1994 PLAN" shall have the meaning set forth in Section 2.1.

      "ACQUIROR" shall have the meaning set forth in the preamble.

      "ACQUIROR DISCLOSURE SCHEDULE" shall have the meaning set forth in the introduction to Article VII.

      "ACQUIROR EQUITY INTERESTS" shall mean the membership interests of the Acquiror.

      "ACQUIROR INDEMNITEE LIMITATION EXCEPTION" shall have the meaning set forth in Section 13.2(b).

      "ACQUIROR INDEMNITEES" shall have the meaning set forth in Section
13.1(a).

      "ACQUIROR MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the ability of the Acquiror or any permitted assignee to complete the Closing pursuant to the terms hereof and/or comply with its obligations hereunder, other than any change, event, effect or occurrence to the extent arising from any breach by any member of the Price Group of any of their respective representations, warranties, covenants or agreements hereunder.

      "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 8.4.

      "ACQUISITION TRANSACTIONS" shall mean the AGC Acquisition, and GEI Acquisition and the Transferred Interests Acquisition.

      "AFFILIATE" shall mean any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this Agreement, (i) each of the Prices shall be deemed an Affiliate of AGC, GEI and the Transferred Entities, and vice versa, prior to but not after the Closing, (ii) the Transferred Entity Sellers shall be deemed Affiliates of each Transferred Entity in which it holds an Equity Interest prior to but not after the Closing, (iii) neither of the Prices shall be deemed an Affiliate of NGP or NGOP, and vice versa, and (iv) none of NGP, NGOP or any of their respective Subsidiaries shall be deemed an Affiliate of the Prices, the Trusts, AGC, GEI or any of the Transferred Entities.

      "AGC" shall have the meaning set forth in the preamble.

      "AGC ACQUISITION" shall have the meaning set forth in the recitals.

      "AGC GROUP" shall mean AGC, American Golf of Atlanta, a Georgia general partnership, American Golf of Detroit, a Michigan general partnership, American Golf (UK)

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Ltd., an English Private Company Limited by Shares, AGC - Park Hill
Joint Venture, a Colorado general partnership, CW Golf Partners, a California limited partnership, AG Los Coyotes LLC, a California limited liability company, American Golf Australia Pty Limited, an Australian Company Limited by Shares, AM Golf Corporation, a Texas corporation and the Transferred Entities.

      "AGC GROUP AUDITED GAAP FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7(d).

      "AGC GROUP BALANCE SHEETS" shall have the meaning set forth in Section 5.7(d).

      "AGC GROUP INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7(d).

      "AGC INTERESTS" shall mean all of the Equity Interests in AGC set forth on EXHIBIT B hereto (including Equity Interests which AGC or any of its Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

      "AGC LEASE CONSENT LETTER" shall mean the lease consent letter, dated as of the date hereof, among the parties hereto.

      "AGC OPTION" shall have the meaning set forth in Section 2.1.

      "AGC OPTION HOLDER" shall have the meaning set forth in Section 2.1.

      "AGC OPTION PLANS" shall have the meaning set forth in Section 2.1.

      "AGC SELLER AGREEMENTS" shall have the meaning set forth in Section 14.13(a).

      "AGC SELLERS" means all Persons identified in EXHIBIT B hereto as owning AGC Interests.

      "AGC TRANSFER CONSIDERATION" shall have the meaning set forth in Section 2.1.

      "AGC/GEI CONSENTS" shall have the meaning set forth in Section 5.4(a).

      "AGREEMENT" shall have the meaning set forth in the preamble.

      "APPLICABLE LAW" shall mean any domestic or foreign federal, state or local statute, law (whether statutory or common law, regulation or otherwise), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD, NYSE or any other self-regulatory organization) applicable to the Acquiror, the Prices, the AGC Sellers, the Transferred Entity Sellers, the Price Entities, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

      "ASSOCIATIONS" shall mean the following non-stock associations: Berry Creek 19th Hole Club; Berry Creek Tennis Club; Blackstone 19th Hole Club; Buffalo Creek Golf Club; Mesquite

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Golf Course Beverage Club; Riverside Golf Course Beverage Club; Riverchase Bar
& Grill Club; Cobblestone Club Beverages; Diamond Oaks Association, Inc.; ECC Club; Fort Worth Golf Club, Inc.; Ridgeview Beverages; Tribute 19th Hole Club; Waterview 19th Hole Club; the Sycamore Club and Southwyck Club.

      "BALANCE SHEETS" shall have the meaning set forth in Section 5.7(a).

      "BUSINESS DAY" shall mean any day that the NYSE is normally open for trading and that is not a day on which banks in the City of Los Angeles or the City of New York are authorized or required to close for regular banking business.

      "CLOSING" shall have the meaning set forth in Section 14.1.

      "CLOSING DATE" shall have the meaning set forth in Section 14.1.

      "CLOSING RELEASE" shall mean the release, dated as of the Closing Date in the form attached hereto as EXHIBIT D, to be signed by each of the Prices, the Trusts, the AGC Sellers and the Transferred Entity Sellers.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 9.2(b).

      "CONSENT OF TRUSTEE" shall mean the consent from the trustee as provided on EXHIBIT G hereto.

      "CONTESTED CLAIM" shall have the meaning set forth in Section 13.4(c).

      "CONTRACTS" shall have the meaning set forth in Section 5.8.

      "SELLER DISCLOSURE SCHEDULE" shall have the meaning set forth in the introduction to Article VI.

      "CONTROLLED GROUP LIABILITY" shall mean any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Section 701 et seq. of the Code and Section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations.

      "COVERED LEASES" shall have the meaning set forth in Section 11.2(d).

      "DALLAS P. PRICE TRUST" shall mean that trust dated May 14, 1998 (as amended) organized under the laws of the State of California, for which Dallas
P. Price is the sole trustee.

      "DAVID G. PRICE TRUST" shall mean that trust dated March 5, 1998 (as amended) organized under the laws of the State of California, for which David G. Price is the sole trustee.

      "DIRECTOR DESIGNATION AGREEMENT" shall mean the Amended and Restated Director Designation Agreement, dated as of March 29, 1999, among NGP, NGOP and David G. Price.

      "DISCLOSURE LETTER" shall mean the letter agreement, dated as of the date hereof, by and among the parties hereto.

      "EMPLOYEE" means, with respect to any such Person, each current, former, or retired employee, officer, consultant, independent contractor, agent or director of such Person.

      "EMPLOYEE BENEFIT PLAN" shall mean any material employee benefit plan, program, policy, practices, or other arrangement providing benefits to any Employee of the Price Entities or any beneficiary or dependent thereof that is sponsored or maintained by any of the Price Entities or to which any of the Price Entities contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

      "EMPLOYMENT AGREEMENT" shall mean a contract, offer letter or agreement (other than stock option agreements and other equity-based award agreements, including performance share award agreements) of any of the Price Entities with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which any of the Price Entities has any actual or contingent liability or obligation to provide compensation, severance and/or benefits in consideration for past, present or future services.

      "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, security interest, claim, charge, commitment, option, right of first offer, right of first refusal, restriction on the right to transfer, dispose of or vote any Equity Interests or receive dividends and/or distributions in respect of such Equity Interests (other than a restriction on transferability imposed by securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

      "ENVIRONMENTAL CONSULTANT(S)" shall have the meaning set forth in Section 9.11.

      "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 5.12(a).

      "ENVIRONMENTAL REPORTS" shall have the meaning set forth in Section 9.11.

      "EQUITY INTEREST" of a Person shall mean any capital stock, membership interest, partnership interest, joint venture interest and any other ownership interest in that Person and any right or option to acquire such an interest.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

      "ERISA AFFILIATE" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA; provided, however, that with respect to the Price Entities, neither NGP nor any of its Subsidiaries, including NGOP, shall be deemed to be an ERISA Affiliate for purposes of this Agreement.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "EXCLUDED TAXES" shall have the meaning set forth in Section 10.1(d).

      "FINAL AWARD" shall have the meaning set forth in Section 13.5(d).

      "FINANCING" shall mean the terms and conditions set forth in the term sheet delivered to NGP signed by a responsible financial institution reflecting the terms and conditions on which such institution would be willing to provide Buyer (as defined in the Merger Agreement) sufficient funds to enable Buyer to pay the Purchase Price (as defined in the Merger Agreement).

      "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7(a).

      "FMS FINANCIAL DATA" shall have the meaning set forth in Section 5.7(e).

      "GEI" shall have the meaning set forth in the preamble.

      "GEI ACQUISITION" shall have the meaning set forth in the recitals.

      "GEI INTERESTS" shall mean all of the Equity Interests in GEI set forth on EXHIBIT B hereto (including Equity Interests which GEI or any of its Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

      "GEI TRANSFER CONSIDERATION" shall have the meaning set forth in Section 3.1.

      "GOVERNMENTAL AUTHORITY" shall mean any United States or foreign government, any state, local or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE and the NASD).

      "GUARANTEES" shall have the meaning set forth in Section 9.8.

      "GUARANTORS" shall have the meaning set forth in Section 9.8.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "INCOME TAXES" shall mean any Tax imposed upon or measured by net income.

      "INCURRED LOSSES" shall have the meaning set forth in Section 13.5(d).

      "INDEBTEDNESS" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such indebtedness of any other Person (other than a wholly owned subsidiary).

      "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 13.4(a).

      "INDEMNIFYING PARTIES" shall mean the Prices and the Trusts.

      "INDEMNITY ESCROW ACCOUNT" shall mean the escrow account containing (i) $15,000,000 in cash and (ii) the NGP Equity Interests of David Price, Dallas Price and the Trusts.

      "INJUNCTION" shall have the meaning set forth in Section 11.1(a).

      "INSURANCE POLICIES" shall have the meaning set forth in Section 5.13.

      "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5.16.

      "IRS" shall mean the Internal Revenue Service.

      "J.A.M.S." shall have the meaning set forth in Section 13.5(a).

      "KNOWLEDGE" of the Price Group means actual knowledge after reasonable inquiry by any of the Persons specified on EXHIBIT C.

      "LEASE THRESHOLD AMOUNT" shall have the meaning set forth in the AGC Lease Consent Letter.

      "LEASED REAL PROPERTY" shall have the meaning set forth in Section
5.17(a).

      "LEASES" shall have the meaning set forth in Section 5.17(b).

       "LIEN" shall mean any mortgage, pledge, lien (statutory or otherwise), encumbrance, deed of trust, charge or adverse claim, or a security interest of any kind affecting title (including without limitation any conditional sale or other title retention agreement or any lease in the nature thereof).

      "LIQUOR LICENSES" shall have the meaning set forth in Section 5.11(a).

      "LOSS" shall mean any and all claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, judgments, awards or settlements that are imposed upon or otherwise incurred by the relevant party.

      "MERGER AGREEMENT" shall have the meaning set forth in the recitals.

      "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.
      "MULTIPLE EMPLOYER PLAN" shall have the meaning set forth in Section 5.14(g).

      "NASD" means the National Association of Securities Dealers, Inc., NASD Regulation, Inc. and their respective Subsidiaries.

      "NEW NGP" shall mean NGP L.L.C., a Delaware limited liability company.

      "NGOP" shall have the meaning set forth in the recitals.

      "NGOP LEASES" shall mean those leases for golf courses between NGOP and a Price Entity.

      "NGP" shall have the meaning set forth in the recitals.

      "NGP EQUITY INTERESTS" shall mean the membership interests of New NGP delivered to the AGC Sellers and the Transferred Entity Sellers pursuant to this Agreement.

      "NGP GROUND LEASE" shall mean a Lease as defined in the Merger Agreement.

      "NGP LEASE CONSENT LETTER" shall mean the lease consent letter, dated as of the date hereof, among the parties to the Merger Agreement.

      "NGP MERGER" means the merger of NGP with and into NGP Merger Sub (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement.

      "NGP PARTY" means National Golf Properties, Inc. and any employee, officer, director or affiliate of National Golf Properties, Inc., including (without limitation) John C. Cushman, III, Bruce E. Karatz and Charles S. Paul.

      "NONMATERIAL PROPERTY MATTERS" shall mean matters that (A) are not substantial in character, amount or extent in relation to the applicable Owned or Leased Real Property and (B) do not detract from the use, utility or value of the applicable Owned or Leased Real Property or otherwise impair the present business operations at such location (other than to a de minimis extent).

      "NYSE" shall mean the New York Stock Exchange, Inc.

      "ORGANIZATIONAL DOCUMENTS" shall mean the charter, bylaws, partnership agreement, operating agreement or comparable constitutional or organizational documents of any Person.

      "OWNED REAL PROPERTY" shall have the meaning set forth in Section 5.17(c).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PENDING" with respect to a Proceeding shall mean filed with or brought by a Governmental Authority or any other Person against a Person, for which written notice has been delivered to such Person.

      "PERMITS" shall have the meaning set forth in Section 5.11(a).

      "PERMITTED LIENS" shall mean (i) liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are less than $10,000 in amount (or for which reserves equal to the amount of the liens have been established on the financial statement of the applicable Price Entity) and which are being contested in good faith and by appropriate proceedings; or (iii) with respect to real property interests, easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, are Nonmaterial Property Matters.

      "PERSON" shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other business entity.

      "PHASE I REPORTS" shall have the meaning set forth in Section 9.11.

      "PLAN" shall mean any Employee Benefit Plan other than a Multiemployer
Plan.

      "PLEDGES" shall have the meaning set forth in Section 8.9.

      "PLEDGORS" shall have the meaning set forth in Section 8.9.

      "PRE-CLOSING PERIOD" means any taxable period (or portion thereof) that ends on or before the Closing Date, including the portion of the Straddle Period up to and including the Closing Date based on a closing of the books at the close of the Closing Date, provided, however, that with respect to AGC and any Transferred Entity that is an S corporation, the Pre-Closing Period shall exclude the Closing Date.

      "PRICE DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Price Group to the Acquiror concurrently herewith.

      "PRICE EMPLOYEES" shall have the meaning set forth in Section 8.3(b).

      "PRICE ENTITIES" shall mean AGC, GEI, the Transferred Entities and their respective Subsidiaries.

      "PRICE GROUP" shall mean the Prices, the Trusts, AGC, the AGC Sellers, GEI and the Transferred Entity Sellers.

      "PRICE GROUP INDEMNITY CAP" shall mean $25 million.

      "PRICE GROUP INDEMNITY THRESHOLD" shall mean $1 million; provided, however, that the Price Group Indemnity Threshold with respect to Losses solely relating to or arising from inaccuracies or breaches of any representation or warranty contained in Section 5.7(b) shall be $7.5 million.

      "PRICE MATERIAL ADVERSE CHANGE" shall mean (a) any change, effect, circumstance or event that materially adversely affects the business, assets, liabilities, financial condition or results of operation of AGC, GEI and the Transferred Entities, taken as a whole, excluding the effects of changes to the extent related to (A) conditions in the United States or global economy or financial or capital markets generally, (B) general changes in conditions (including changes in legal, regulatory or business conditions or changes in U.S. GAAP or weather conditions) in or otherwise affecting the other participants in the industries or businesses in which AGC, GEI and the Transferred Entities operate (in the case of (A) or (B), except to the extent that such changes materially disproportionately affect AGC, GEI and the Transferred Entities compared to the manner in which the changes affect the other participants in the industries or businesses in which AGC, GEI and the Transferred Entities operate), (C) this Agreement or the Merger Agreement, the announcement or performance hereof or thereof and the transactions and obligations contemplated hereby or thereby; (D) the failure of any Price Entities to pay amounts due under the NGOP Leases, subject, in each case, to the terms of the Rent Deferral Agreement, or (E) the lawsuits designated on Schedule 7.10(a) of the Price Disclosure Schedule as the "Excepted Lawsuits," and any similar suits filed subsequent to the date hereof, against any member of the Price Group and/or the Transferred Entities alleging violations of federal securities laws and breaches of fiduciary duties in connection with sales of securities of NGP or with respect to the transactions contemplated by the Suspended Merger Agreement or hereby or (b) an impairment on the ability of any member of the Price Group from completing the Closing pursuant to the terms hereof and/or comply with their respective obligations hereunder in all material respects, other than any change, effect, event or occurrence to the extent arising from any breach by Acquiror of any of its respective representations, warranties, covenants and agreements hereunder.

      "PRICE MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, liabilities, financial condition or results of operations of AGC, GEI and the Transferred Entities, taken as a whole, or on the ability of any member of the Price Group to complete the Closing pursuant to the terms hereof and/or comply with their respective obligations hereunder, other than any change, effect, event or occurrence to the extent arising from any breach by the Acquiror of its representations, warranties, covenants and agreements hereunder.

      "PRICE PARTNERS AGREEMENT" shall mean the Shareholders and Partners Agreement, dated as of July 2, 1998, by and between Dallas P. Price and David
G. Price.

      "PRICES" shall have the meaning set forth in the preamble.

      "PRICE PARTY" means David G. Price, Dallas P. Price, James Stanich, Edward R. Sause, American Golf Corporation and its affiliates, Golf Enterprises, Inc. and its affiliates, and the Oaks Christian School and its affiliates.

      "PROCEEDING" shall have the meaning set forth in Section 5.10(a).

      "QUALIFIED PLANS" shall have the meaning set forth in Section 5.14(c).

      "REGULATORY DOCUMENTS" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to the Securities Laws.

      "RENT DEFERRAL AGREEMENT" shall mean that certain Rent Deferral Agreement dated as of July 19, 2002 by and among American International Golf, Inc., NGP, NGOP, AGC, David G. Price and the David G. Price Trust.

      "REPRESENTATIVE" shall have the meaning set forth in Section 14.14.

      "REPRESENTED SELLERS" shall have the meaning set forth in Section 14.14.

      "REQUISITE REGULATORY APPROVALS" shall have the meaning set forth in
Section 11.2(c).

      "RETURNS" means returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

      "S CORPORATION" shall have the meaning set forth in Section 1361 of the Code.

      "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

      "SECURITIES" shall mean any securities as defined in the Securities Act.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, all applicable state "blue sky" laws, all applicable foreign securities laws, and the rules and regulations promulgated thereunder.

      "SELLERS" shall mean the AGC Sellers and the Transferred Entity Sellers, other than the Prices and the Trusts.

      "STRADDLE PERIOD" means with respect to any Price Entity any taxable period that, with respect to such Price Entity, includes but does not end on the Closing Date.

      "SUBSIDIARY" of a Person shall mean any other Person 50% or more of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

      "SUSPENDED MERGER AGREEMENT" means the Amended and Restated Reorganization Agreement between NGP, NGOP, AGC and certain affiliated entities dated as of the date hereof and attached as EXHIBIT I to this Agreement.

      "TAX" or "TAXES" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest thereon or penalties or additions to tax imposed with respect thereto.

      "TAX AUDIT" shall mean any assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim by or before a Taxing Authority.

      "TAX BENEFIT" shall mean a Tax deduction, Tax credit or other Tax benefit.

      "TAXING AUTHORITY" means any government authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

      "THIRD PARTY CLAIM" shall have the meaning set forth in Section 13.4(a).

      "TITLE COMPANY" shall have the meaning set forth in Section 9.10 hereof.

      "TRANSACTION EXPENSES" shall have the meaning set forth in Section 5.8.

      "TRANSFERRED INTEREST CONSIDERATION" shall have the meaning set forth in
Section 4.1.

      "TRANSFERRED ENTITIES" shall mean (1) European Golf LLC, a Delaware limited liability company; (2) European Golf Corporation, a Nevada corporation;
(3) Fairway Systems, Inc., a Colorado corporation; (4) American Golf of Glendale, a California corporation; (5) RSJ Golf, Inc., a California corporation; (6) Myreshan, Inc., an Ohio corporation and (7) Kansas 19th Hole Corporation, a Kansas corporation.

      "TRANSFERRED ENTITY SELLERS" shall mean all Persons identified in EXHIBIT B hereto as owning any of the Transferred Interests.

      "TRANSFERRED INTERESTS" shall mean all of the Equity Interests in the Transferred Entities set forth on EXHIBIT B hereto (including Equity Interests which the Transferred Entities and any of their Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

      "TRANSFERRED INTERESTS ACQUISITION" shall have the meaning set forth in the recitals.

      "TREASURY REGULATIONS" shall mean the Treasury regulations promulgated under the Code.

      "TRUSTS" shall mean, together, the David G. Price Trust and the Dallas
P. Price Trust.

      "UK GAAP" shall mean generally accepted accounting principles as used in the United Kingdom as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of U.K. GAAP was performed.

      "U.S. GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

      "VOTING DEBT" shall have the meaning set forth in Section 5.5(c).

      "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                   ARTICLE II
                              THE AGC ACQUISITION

        2.1 General. Upon the terms and subject to the conditions hereof, each AGC Seller agrees to sell, transfer, assign, convey and deliver, free and clear of any Encumbrances, to Acquiror at the Closing, and Acquiror agrees to acquire and accept from each AGC Seller at the Closing, all of such AGC Seller's AGC Interests in exchange for, in the aggregate for all AGC Sellers, (i) a 99.63% beneficial ownership interest in the warrants to purchase the common membership interests in AGC LLC set forth in such warrant, substantially in the form attached hereto as EXHIBIT B-1 and (ii) New NGP Equity Interests equal to an aggregate of 1.9925% of the New NGP Equity Interests outstanding on the Closing Date (together, the "AGC TRANSFER CONSIDERATION"), less such amount of the AGC Transfer Consideration allocable to the AGC Option Holders pursuant to this
Section 2.1. Each AGC Seller shall receive the portion of the AGC Transfer Consideration set forth on EXHIBIT B-2 hereto. Notwithstanding anything to the contrary, as of the Closing Date, each outstanding option (or commitment or obligation to be granted an option) to purchase an AGC Interest (an "AGC OPTION") pursuant to the 1994 Equity Participation Plan of AGC (the "1994 PLAN") and any other plan of a Price Entity or any agreement between a Person and a Price Entity (collectively, the "AGC OPTION PLANS"), shall, by virtue of the AGC Acquisition and without any action on the part of the holder of an AGC Option (an "AGC OPTION HOLDER"), be assumed by Acquiror or its assignee and converted into an option to purchase, upon payment of the exercise price of such converted option, the portion of the AGC Transfer Consideration allocated to such AGC Option Holder, with the AGC Option Holder's allocated portion of the AGC Transfer Consideration and the exercise price of the converted option determined and adjusted, by the AGC Board of Directors or compensation committee, as applicable, in accordance with the terms of the applicable AGC Option Plan and any award agreement thereunder, including without limitation, Section 9.4(e) of the 1994 Plan. The portion of the AGC Transfer Consideration allocated to each AGC Option Holder and the exercise price of each converted option shall be set forth on Exhibit B-2. The Price Entities shall take all action necessary, including using reasonable best efforts to obtain consents from any AGC Option Holder, to effectuate the foregoing, provided that AGC shall not make any payment for such consent. If following the date hereof and prior to the Closing Date, AGC and an AGC Option Holder enter into a written agreement that unambiguously provides for the forfeiture and cancellation of such AGC Option Holder's AGC Option, without requiring the payment of any consideration for such forfeiture and cancellation, then such cancelled AGC Option shall not be assumed and converted in accordance with this Section 2.1, and the AGC Transfer Consideration allocated to such cancelled AGC Option shall be available to be allocated to the AGC Sellers and the other AGC Option Holders in the same proportion in which they are allocated AGC Transfer Consideration in accordance with this Section 2.1.

        2.2     Instruments of Transfer; Payment of AGC Transfer Consideration.

        (I)   At the Closing:

        (a) Each AGC Seller shall deliver, or shall cause to be delivered, the following:

                (i) stock certificates and stock powers duly endorsed in blank, representing all of such AGC Seller's AGC Interests and duly executed by such AGC Seller, transferring all right, title and interest in, to and under such AGC Interests to Acquiror;
        provided, however, that if any certificate evidencing such AGC
        --------  -------
        Interests shall be mutilated, lost, stolen or destroyed, such AGC Seller shall deliver an affidavit of that fact and, if required by Acquiror, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate;

                (ii) a Closing Release in the form of EXHIBIT D hereto, signed by such AGC Seller, and a Consent of Spouse in the form of EXHIBIT H hereto, signed by the spouse of such AGC Seller (if applicable); and

                (iii) such additional instruments, documents or certificates as may be reasonably requested by Acquiror.

        (b)  AGC shall deliver, or shall cause to be delivered, the following:

                (i) the documents applicable to AGC and its Subsidiaries, or necessary to complete the AGC Acquisition, required to be delivered pursuant to Section 11.2; and

                (ii) such additional instruments, documents or certificates as may be reasonably requested by Acquiror.

        (c) Acquiror shall deliver, or shall cause to be delivered, the following:

                (i)  to the AGC Sellers, the AGC Transfer Consideration;

                (ii)  to the lenders of the indebtedness set forth on
        Schedule 2.2(c) of the Price Disclosure Schedule, cash sufficient to repay in full all such indebtedness held by such lenders (or any other person who shall have repaid such indebtedness and become subrograted to the rights of such lenders in respect thereof);

                (iii) the documents applicable to Acquiror, or necessary to complete the AGC Acquisition, required to be delivered pursuant to
        Section 11.3;

                (iv) such additional instruments, documents or certificates as may be reasonably requested by the AGC Sellers; and

                (v) AGC shall use its reasonable best efforts to deliver, or cause to be delivered, to Acquiror originals (or where not available true copies) of all Leases and any accompanying title policies, permits and surveys with respect to the Leased Real Property and the Owned Real Property.

                                   ARTICLE III
                               THE GEI ACQUISITION

        3.1 General. Upon the terms and subject to the conditions hereof, each of the David G. Price Trust and the Dallas P. Price Trust, as applicable, agrees to sell, transfer, assign, convey and deliver, free and clear of any Encumbrances, other than the Encumbrances referenced on Schedule 3.1 of the Price Disclosure Schedule, to Acquiror at the Closing, and Acquiror agrees to acquire and accept from the Trusts at the Closing, all of such Trusts' GEI Interests in exchange for a cash payment of $10,000 (the "GEI TRANSFER CONSIDERATION"). Each of the David G. Price Trust and the Dallas P. Price Trust shall receive the portion of the $10,000 payment set forth on Schedule 3.1 of the Price Disclosure Schedule

        3.2 Instruments of Transfer; Payment of GEI Transfer Consideration. At the Closing:

        (a) The David G. Price Trust and the Dallas P. Price Trust shall deliver, or shall cause to be delivered, the following:

                (i) stock certificates and stock powers duly endorsed in blank, representing all of such trusts' GEI Interests and duly executed by David G. Price and Dallas P. Price, as applicable, as trustee, transferring all right, title and interest in, to and under such
        GEI Interests to Acquiror; provided, however, that if any
                                   --------  -------
        certificate evidencing such GEI Interests shall be mutilated, lost, stolen or destroyed, such Trust shall deliver an affidavit of that fact and, if required by Acquiror, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate; and

                (ii) a Closing Release in the form of EXHIBIT D hereto, signed by David G. Price and Dallas P. Price, as applicable, as trustee.

        (b)   GEI shall deliver, or shall cause to be delivered, the following:

                (i) the documents applicable to GEI and its Subsidiaries, or necessary to complete the GEI Acquisition, required to be delivered pursuant to Section 11.2; and

                (ii) such additional instruments, documents or certificates as may be reasonably requested by Acquiror.

        (c) Acquiror shall deliver, or shall cause to be delivered, the following:

                (i) to the David G. Price Trust and the Dallas P. Price Trust, the GEI Transfer Consideration;

                (ii) the documents necessary to complete the GEI Acquisition required to be delivered pursuant to Section 11.3; and

                (iii) such additional instruments, documents or certificates as may be reasonably requested by the Prices.


                                   ARTICLE IV
                      THE TRANSFERRED INTERESTS ACQUISITION

        4.1 General. Upon the terms and subject to the conditions hereof, each Transferred Entity Seller agrees to sell, transfer, assign, convey and deliver, free and clear of any Encumbrances, other than Encumbrances referenced on
Schedule 4.1 hereof, to Acquiror at the Closing and Acquiror agrees to acquire and accept from each such Transferred Entity Seller at the Closing, all of such Transferred Entity Seller's Transferred Interests in exchange for, in the aggregate for all Transferred Entity Sellers, (i) a 0.37% beneficial ownership interest in the warrants to purchase the common membership interests in AGC LLC set forth in such warrant, substantially in the form attached hereto as EXHIBIT B-1 and (ii) New NGP Equity Interests equal to an aggregate of 0.0075% of the New NGP Equity Interests outstanding on the Closing Date (together, the "TRANSFERRED INTEREST CONSIDERATION"), less such amount of the Transferred Interest Consideration allocable to the Transferred Interest Option Holders pursuant to this Section 4.1. Each Transferred Entity Seller shall receive the portion of the Transferred Interest Consideration set forth on EXHIBIT B-2 hereto. Notwithstanding anything to the contrary, as of the Closing Date, each outstanding option (including any commitment or obligation to be granted an option) to purchase a Transferred Interest (a "TRANSFERRED INTEREST OPTION") pursuant to an AGC Option Plan or otherwise, shall, by virtue of the Transferred Interests Acquisition and without any action on the part of the holder of a Transferred Interest Option (a "TRANSFERRED INTEREST OPTION HOLDER"), be assumed by Acquiror or its assignee and converted into an option to purchase, upon payment of the exercise price of such converted option, the portion of the Transferred Interest Consideration allocated to such Transferred Interest Option Holder, with the Transferred Interest Option Holder's allocated portion of the Transferred Interest Consideration and the exercise price of the converted option determined and adjusted, by the compensation committee or Board of Directors of the appropriate Price Entity, in accordance with the terms of the applicable plan or agreement granting such option, if any. The portion of the Transferred Interest Consideration allocated to each Transferred Interest Option Holder and the exercise price of each converted option shall be set forth on Exhibit B-2. The Price Entities shall take all action necessary, including using reasonable best efforts to obtain consents from any Transferred Interest Option Holder, to effectuate the foregoing, provided that a Transferred Entity shall not make any payment for such consent. If following the date hereof and prior to the Closing Date, the relevant Transferred Entity and a Transferred Interest Option Holder enter into a written agreement that unambiguously provides for the forfeiture and cancellation of such Transferred Interest Option Holder's Transferred Interest Option, without requiring the payment of any consideration for such forfeiture and cancellation, then such cancelled Transferred Interest Option shall not be assumed and converted in accordance with this Section 4.1, and the Transferred Interest Consideration allocated to such cancelled Transferred Interest Option shall be available to be allocated to the Transferred Entity Sellers and the other Transferred Interest Option Holders in the same proportion in which they are allocated Transferred Interest Consideration in accordance with this Section 4.1. Notwithstanding anything to the contrary contained herein, Acquiror may, in its sole discretion, at any time prior to the Closing, elect not to acquire the Transferred Interests of any Transferred Entity so designated by the Acquiror, provided that no such election shall reduce the aggregate consideration payable to the Transferred Entity Sellers pursuant to this Agreement

        4.2 Instruments of Transfer; Payment of Transferred Interest Consideration.

                (I)   At the Closing:

                (a) Each Transferred Entity Seller shall deliver, or shall cause to be delivered, the following:

                        (i) stock certificates or certificates, if any, evidencing equity interests in any Transferred Entity that is not a corporation, and stock powers duly endorsed in blank, representing all of such Transferred Entity Seller's Transferred Interests and duly executed by such Transferred Entity Seller, transferring all right, title and interest in, to and under the Transferred Interests to Acquiror; provided, however, that if
                                                   --------  -------
                any certificate evidencing such Transferred Interests shall be mutilated, lost, stolen or destroyed, such Transferred Entity Seller shall deliver an affidavit of that fact and, if required by Acquiror, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate;

                        (ii) a Closing Release in the form of EXHIBIT D hereto, signed by such Transferred Entity Seller, and a Consent of Spouse, in the form of EXHIBIT H hereto, signed by the spouse of such Transferred Entity Seller (if applicable);

                        (iii) the documents applicable to the Transferred Entities and their respective Subsidiaries, or necessary to complete the Transferred Interests Acquisition required to be delivered pursuant to Section 11.2; and

                        (iv) such additional instruments, documents or certificates as may be reasonably requested by Acquiror.

                (b) Acquiror shall deliver, or shall cause to be delivered, the following:

                        (i) to the Transferred Entity Sellers, the Transferred Interest Consideration;

                        (ii)  the documents required to be delivered pursuant to
                Section 11.3; and

                        (iii) such additional instruments, documents or certificates as may be reasonably requested by the Transferred Entity Sellers.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE PRICE GROUP

      Each of the Prices, the Trusts and each Price Entity hereby represents and warrants to the Acquiror as follows (it being agreed and understood (i) that AGC is making representations and warranties only to the Acquiror and only with respect to AGC and its Subsidiaries, (ii) that GEI is making representations and warranties only to the Acquiror and only with respect to GEI and its Subsidiaries and (iii) that each Transferred Entity is making representations and warranties only to the Acquiror and only with respect to such Transferred Entity and its Subsidiaries)
(except as otherwise provided in this Article V, references in this Article V to the Price Group, Transferred Entity Sellers and AGC Sellers shall not include the Sellers):

        5.1     Organization and Related Matters.

                (a) AGC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. AGC has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                (b) GEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. GEI has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                (c) Each of the Transferred Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Schedule 5.1(c) of the Price Disclosure Schedule lists each of the Transferred Entities and its jurisdiction of organization. Each of the Transferred Entities is corporation, partnership or limited liability company as set forth on Schedule 5.1(c) of the Price Disclosure Schedule. Each of the Transferred Entities has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                (d) A copy of the Organizational Documents of each of AGC, GEI and each Transferred Entity and each of their respective Subsidiaries has been delivered to the Acquiror prior to execution of this Agreement and each such copy is a complete and correct copy of such instrument as in effect on the date hereof.

        5.2     Subsidiaries; Minority Interests.

                (a) Schedule 5.2 of the Price Disclosure Schedule lists each Subsidiary of AGC, GEI and the Transferred Entities, its jurisdiction of incorporation or organization, its issued and outstanding Equity Interests and the record holders of such Equity Interests as of the date hereof. Except as set forth on Schedule 5.2 of the Price Disclosure Schedule, all of the Equity Interests of each such Subsidiary of AGC, GEI and the Transferred Entities have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by AGC, GEI or one of the Transferred Entities, as the case may be, free and clear of all Encumbrances

(other than with respect to such Encumbrances on Equity Interests that are owned by a Person other than any of the Prices, the Trusts or the Price Entities).

                (b) Except as set forth on Schedule 5.2 of the Price Disclosure Schedule, (i) none of the Price Entities beneficially owns directly or indirectly any Equity Interest in any Person (x) constituting more than 20% of the outstanding Equity Interests in such Person or (y) that is subject to any assessment, additional payment by such Price Entity, Encumbrance or any shareholder, partnership or limited liability company agreement or any similar agreement; (ii) there is no option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from any Price Entity any Equity Interest listed on Schedule 5.2; and (iii) all Equity Interests set forth on Schedule 5.2 of the Price Disclosure Schedule have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by AGC, GEI or such Transferred Entity free and clear of all Encumbrances.

                (c) Except as set forth on Schedule 5.2 of the Price Disclosure Schedule, the Price Group has delivered or made available to the Acquiror each shareholders' agreement, voting trust agreement, contract restricting or otherwise relating to the voting, dividend rights or disposition of Equity Interests and similar agreement to which any member of the Price Group or any of the Price Entities is a party with respect to any Equity Interest held by any Price Entity.

        5.3     Authority; No Violation.

                (a) Except as set forth on Schedule 5.3(a) of the Price Disclosure Schedule, each member of the Price Group has full individual, limited liability company, partnership, trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as set forth on Schedule 5.3(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite limited liability company, partnership, trust or corporate action on the part of each member of the Price Group, and no other limited liability company, partnership, trust, corporate or similar proceedings on the part of any member of the Price Group are necessary to approve this Agreement or to authorize or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each member of the Price Group and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding obligation of each of member of the Price Group enforceable against each of them in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and
(ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought.

                (b) Neither the execution and delivery of this Agreement by any member of the Price Group, nor the consummation of any of the transactions contemplated hereby to be performed by them, nor compliance by any of them with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Organizational Documents of any member of the

Price Group or any of the Price Entities or (ii) assuming that the consents and approvals referred to in Section 5.4(a) and set forth on Schedule 5.4(a) of the Price Disclosure Schedule are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which any member of the Price Group or any of the Price Entities or any of their respective properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the Transferred Entity Interests of such Person or any Lien upon the properties, contracts or assets of any of the Price Entities under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such entity is a party, or by which any of the Price Entities or any of their properties or assets, may be bound or affected, except, in the case of (x) and (y), as would not, individually or in the aggregate, have a Price Material Adverse Effect.

        5.4     Consents and Approvals.

                (a) Except for (x) the consents, approvals and notices as are set forth on Schedule 5.4(a) of the Price Disclosure Schedule (the "AGC/GEI CONSENTS"), (y) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby and (z) the applicable filings under the HSR Act or any foreign laws, if required, no consents or approvals of or filings, declarations or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by any member of the Price Group of this Agreement and (ii) the consummation by any member of the Price Group of the transactions contemplated hereby so as to permit each of the Price Entities to continue their respective businesses and operations after the Closing Date in all material respects as conducted on the date hereof, except in each case where the failure to obtain such consent or approval would not have a Price Material Adverse Effect.

                (b) Further, Schedule 5.4(b) of the Price Disclosure Schedule sets forth each obligation, liability, loan, pledge, guarantee or other instrument of Indebtedness of any of the Price Entities, under which (i) the Prices and/or (ii) any entity owned and controlled by the Prices and not otherwise affiliated with any of the Price Entities are personally liable for the repayment or the guarantee (including through the posting of collateral) of all or part of such Indebtedness.

        5.5     Authorized Capitalization; Ownership of Equity Interests.

                (a) Schedule 5.5(a) of the Price Disclosure Schedule sets forth all record Equity Interests holdings of any Person in each of AGC, GEI and each of the Transferred Entities. There are no Equity Interests in any of the Price Entities issued, reserved for issuance or outstanding other than those listed on
Schedule 5.5(a) of the Price Disclosure Schedule. All of the Equity Interests in each of AGC, GEI and each of the Transferred Entities are, as of the date hereof except as set forth in Schedule 5.5(a) of the Price Disclosure Schedule, and will be, as of the Closing, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not, as of the date hereof, except as set forth in Schedule 5.5(a) of the Price

Disclosure Schedule, and will not be, as of the Closing Date, except as set forth in Schedule 5.5(a) of the Price Disclosure Schedule, subject to any shareholders' agreement, voting trust agreement (or similar agreement) or other contract restricting or otherwise relating to the voting, dividend rights or disposition of such interests to which any Price Entity or such member of the Price Group who owns such interests is a party.

                (b) As of the date hereof, except as set forth in Schedule 5.5
(b) of the Price Disclosure Schedule, and at the Closing each member of the Price Group owns beneficially and of record, and has good and valid title to, all Equity Interests listed as owned by such party on Schedule 5.5(a) of the Price Disclosure Schedule, free and clear of any Encumbrances. Upon delivery of the stock certificates, or bill of sale, as applicable, of (i) each AGC Seller's Equity Interest(s) in AGC, (ii) each of the Prices' Equity Interest(s) in GEI and (iii) each Transferred Entity Seller's Equity Interest(s) in the Transferred Entities, to the Acquiror, as provided in Articles II, III and IV, respectively, good and valid title to the Equity Interests held by such party will pass to the Acquiror, free and clear of all Encumbrances (other than, with respect to the Transferred Interests, the Encumbrances set forth on Schedule 4.1).

                (c) Schedule 5.5(c) of the Price Disclosure Schedule sets forth each outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from any member of the Price Group or any Price Entity any Equity Interest in any of AGC, GEI or any of the Transferred Entities and for each identifies (i) the holder; (ii) the date of grant; (iii) the number and type of Equity Interests into which it is convertible, exchangeable or exercisable; (iv) the exercise price, if any; (v) the vesting schedule or a statement that it is fully vested; and (vi) the expiration date. As of the date hereof, except as set forth in Schedule 5.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no outstanding obligations of any of the Price Entities to redeem, repurchase or otherwise acquire any of the Equity Interests in such Person or in any Subsidiary of any of AGC, GEI or any of the Transferred Entities. As of the date hereof, except as set forth in Schedule 5.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no bonds, debentures, notes or other Indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities or limited liability company or partnership interests having the right to vote) on any matters that holders of Equity Interests in any of the Price Entities may consent or vote ("VOTING DEBT").
As of the date hereof, except as set forth in Schedule 5.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no options, warrants, rights, convertible or exchangeable Securities, "phantom" Equity Interests (or similar "phantom" Securities), Equity Interest appreciation rights, Equity Interest performance units, commitments, contracts, arrangements or undertakings of any kind to which any member of the Price Group, any of the Price Entities or any of their respective Subsidiaries is a party or by which any of them is bound (i) obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional Equity Interests of any of the Price Entities, or any security convertible into or exercisable or exchangeable for any of the foregoing or for Voting Debt, (ii) obligating any of the Price Entities to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking,
iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the Equity Interests of any of the Price Entities or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the transactions contemplated hereby.

        5.6     Regulatory Documents.

                (a) Since January 1, 1998, the Price Entities have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority and have timely paid in full all fees and assessments due and payable in connection therewith, except in each case with respect to matters contested in good faith by the appropriate proceedings or for such failures to file or pay such amounts that would not, individually or in the aggregate, have a Price Material Adverse Effect.

(b) As of their respective dates, the Regulatory Documents of the Price Entities complied in all material respects with Applicable Law, and none of such Regulatory Documents, as of their respective dates or as of such other dates so required under Applicable Law, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, have a Price Material Adverse Effect.

        5.7     Financial Statements.

                (a) Schedule 5.7 of the Price Disclosure Schedule sets forth true and correct copies of the audited balance sheets of AGC and each of its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2001, 2000 and 1999 and the related audited consolidated statements of income, changes in owners' equity and cash flows for each of the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 (the balance sheets referred to in this sentence, the "BALANCE SHEETS," and the Balance Sheets and the other statements referred to in this sentence, together with the notes thereto, the "FINANCIAL STATEMENTS"). The Balance Sheets are complete and correct in all material respects and present fairly and accurately the consolidated financial position of AGC and its Subsidiaries as of the date thereof, and the Financial Statements (including the related notes thereto) are complete and correct in all material respects and present fairly and accurately the results of the operations and cash flows for the fiscal periods therein set forth of AGC. Each of the Financial Statements has been prepared in accordance with U.S. GAAP consistently applied during the periods involved.

                (b) Except for (i) those liabilities reflected or reserved against on the AGC Group Balance Sheet for the six-months ended June 30, 2002, to the extent of such recorded liability or reserve, and (ii) those liabilities listed on Schedule 5.7(b) hereto and (iii) those liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2002 and which are (x) liabilities incurred solely in the ordinary operation of the golf courses operated by the Price Entities or liabilities that individually and together with all other liabilities arising from the same transaction or series of related transactions do not exceed $100,000 and (y) not liabilities to an Affiliate of a Price Entity, none of the Price Entities has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due.

                (c) Except as set forth on Schedule 5.7(c) of the Price Disclosure Schedule, since December 31, 2001, there has been no Price Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Price Material Adverse Effect.

                (d) Schedule 5.7(d) of the Price Disclosure Schedule sets forth true and correct copies of (i) the audited combined balance sheet of the AGC Group (as defined therein) at December 31, 2001 and December 31, 2000 (such balance sheets, the "AGC GROUP BALANCE SHEETS") and (ii) the audited combined results of operations and changes in financial position or cash flows of the AGC Group for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 including in each case of clause (i) and (ii) the notes thereto (together, the "AGC GROUP AUDITED GAAP FINANCIAL STATEMENTS"). The AGC Group Audited GAAP Financial Statements fairly present in all material respects the combined financial position of the AGC Group at the respective dates specified therein and the combined results of operations and changes in financial position or cash flows of the AGC Group for the respective periods specified therein (except as may be indicated in the notes thereto), and were prepared in all material respects in accordance with U.S. GAAP or UK GAAP, as applicable, consistently applied. Schedule 5.7(d) also sets forth true and complete copies of the combined unaudited balance sheet of the AGC Group at June 30, 2002 and the combined unaudited results of operations and changes in financial position or cash flows of the AGC Group for the six months ended June 30, 2002 (the "AGC GROUP INTERIM FINANCIAL STATEMENTS"). The AGC Group Interim Financial Statements fairly present in all material respects the combined financial position of the AGC Group at June 30, 2002 and the combined results of operations and changes in financial position or cash flows of the AGC Group for the six-month period then ended and have been prepared in accordance with U.S. GAAP or UK GAAP, as applicable, consistently applied (except as may be indicated in the notes thereto and subject to year-end audit adjustments which are not expected to be individually or in the aggregate material in amount or effect).

                (e) Section 5.7(e) of the Price Disclosure Schedule contains the interim management basis financial data relating to the AGC Group (other than European Golf LLC, European Golf Corporation, Myreshan, Inc., RSJ Golf, Inc. and Fairway Systems, Inc.) and the Associations for the six-month period ended June 30, 2002 (the "FMS FINANCIAL DATA"). The FMS Financial Data reports on a management basis, consistently applied, the financial performance of the AGC Group (other than European Golf LLC, European Golf Corporation, Myreshan, Inc., RSJ Golf, Inc. and Fairway Systems, Inc.), as reported internally to the AGC's management.

        5.8 Contracts. Schedule 5.8 of the Price Disclosure Schedule sets forth a complete and accurate list or description of all written or oral contracts, agreements, guarantees, leases (in each case, other than leases and management contracts of real property, which are addressed in Section 5.17 below) and executory commitments in effect as of the date hereof to which any of the Price Entities is a party or by which any of its properties or assets are bound which: (i) contain obligations of the Price Entities that, if annualized, would exceed $50,000 and that are not otherwise disclosed pursuant to clauses
(ii) through (vii) of this Section 5.8; (ii) involve payments based on profits or revenues of the Price Entities; (iii) are employment, management, or consulting agreements providing for annual total compensation in excess of $75,000 or severance agreements or collective bargaining or union contracts; (iv) include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of any of the Price Entities to compete (geographically or otherwise) in any line of business; (v) provide for aggregate payments that exceed $50,000 to any of the Price Entities and that are not otherwise disclosed pursuant to clauses (i) through (iv) and (vi) through
(vii) of this Section 5.8; (vi) represent Indebtedness for which any of the Price Entities are liable, contingently or otherwise; or (vii) are otherwise material to the businesses, properties or assets of any of the Price Entities (all such contracts, agreements, guarantees, leases and commitments hereinafter referred to collectively as the "CONTRACTS"). Schedule 5.8 also sets forth, (A) an itemized list of all costs incurred by the Price Entities between January 1, 2002 and the date of this Agreement in connection with (x) the transactions contemplated by this Agreement, the Reorganization Agreement and the Merger Agreement and (y) the Restructuring Agreement and Limited Waiver dated as of July 1, 2002 by and among AGC, Bank of America, N.A. and the purchasers set forth therein, (the "TRANSACTION EXPENSES")and (B) a list of all contracts, agreements or understandings to which the Price Entities are a party and which obligate any of the Price Entities to pay any Transaction Expenses. Except as set forth on Schedule 5.8 of the Price Disclosure Schedule, each of the Contracts is a legal, valid and binding obligation of the applicable Price Entity, and is in full force and effect and enforceable in accordance with its terms. Except as set forth on Schedule 5.8 of the Price Disclosure Schedule, as of the date hereof, none of the Price Entities has received written (or, to the Knowledge of the Price Group, oral) notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. Except as set forth on Schedule 5.8 of the Price Disclosure Schedule, each of the Price Entities has performed all material obligations required to be performed by it to date under the Contracts, and assuming receipt of the AGC/GEI Consents, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of any of the Price Entities or, to the Knowledge of the Price Entities, on the part of the other party to such Contracts. True and complete copies of the Contracts, including all amendments or modifications thereof and all side letters or other instruments affecting any material obligations of any party thereunder, have been delivered or made available to the Acquiror prior to the date hereof.

        5.9 No Other Broker. Other than Banc of America Securities LLC, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, any member of the Price Group, any of the Price Entities or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby. The Price Group has delivered to the Acquiror a true and correct copy of all engagement letters with Banc of America Securities LLC, and all amendments and modifications thereto, and such letters set forth all fee arrangements with Banc of America Securities LLC with respect to the transactions contemplated hereby.

        5.10     Legal Proceedings.

                (a) Except as set forth in Schedule 5.10(a) of the Price Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature (collectively, "PROCEEDINGS") that are pending (or, to the Knowledge of any member of the Price Group, threatened) against any of the Price Entities or any member of the Price Group, or any of their respective properties, assets or businesses that would, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon any of the Price Entities or any member of the Price Group or any of their respective properties, assets or businesses that would, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect.

                (b) Except as set forth in Schedule 5.10(b) of the Price Disclosure Schedule, no member of the Price Group has any Proceedings or claims that are pending or, to the Knowledge of the Price Group, threatened against any of the Price Entities or any member of the Price Group, or any of their respective properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement, and, to the Knowledge of the Price Group, there is no basis on which any member of the Price Group may bring any such Proceeding or claim.

        5.11     Compliance with Applicable Law.

                (a) Except as set forth on Schedule 5.11 of the Price Disclosure Schedule, each of the Price Entities has the right to operate under all licenses (including the liquor, beer and wine licenses disclosed on Schedule 5.11 of the Price Disclosure Schedule whether or not held by the Price Entities (the "LIQUOR LICENSES") unless otherwise indicated on Schedule 5.11), franchises, directed exemptive orders, directed "no-action" positions, decrees, permits and authorizations required under Applicable Law (collectively, "PERMITS") for the lawful ownership, operation and use of its properties and assets and the conduct of its businesses under and pursuant to Applicable Law, except for such Permits which the failure to obtain or to have such right to use would not reasonably be expected to have a Price Material Adverse Effect. Each of the Price Entities has complied and is in compliance with each Permit, except such noncompliance as would not reasonably be expected to have a Price Material Adverse Effect. None of the Price Entities is in violation of any Applicable Law which violation, individually or in the aggregate of all such violations, would reasonably be expected to have a Price Material Adverse Effect, and except for such violation none of the Price Entities has received written or, to the Knowledge of the Price Group, oral notice asserting any such violation.

(b) Except as set forth on Schedule 5.11(b) of the Price Disclosure Schedule, since December 31, 1998 no Governmental Authority has, to the Knowledge of any of the member of the Price Group, initiated, and no Governmental Authority has provided written, or, to the Knowledge of any member of the Price Group, oral notice to any of them, of any threatened proceeding or investigation into the business or operations of the Price Entities or any of their members, officers, directors or employees in their capacity as such, which proceeding or investigation if resolved unfavorably to the applicable Price Entity would, individually or in the aggregate with all such proceedings or investigations, reasonably be expected to have a Price Material Adverse Effect, and, to the Knowledge of any member of the Price Group, no such proceedings or investigations are contemplated. Except as set forth on Schedule 5.11(b) of the Price Disclosure Schedule, there is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of any of the Price Entities by such Governmental Authority which, if finally resolved unfavorably to the applicable Price Entity, would, individually or in the aggregate with all such deficiencies, violations and exceptions, reasonably be expected to have a Price Material Adverse Effect. As of the date hereof, except as set forth on Schedule 5.11(b) of the Price Disclosure Schedule, none of the Price Entities has received any written notice from any Governmental Authority of any pending or threatened modification, suspension or cancellation of a Liquor License or any proceeding related thereto that has not been finally resolved.

        5.12     Environmental Liability.  Except as set forth on Schedule
5.12 of the Price Disclosure Schedule and except as would not, individually or in the aggregate, have a Price Material Adverse Effect:

                (a) there are no legal, administrative, arbitral or other Proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations pending, or, to the Knowledge of the Price Group, threatened, against any of the Price Entities seeking to impose, or that, to the Knowledge of the Price Group, could reasonably be expected to result in the imposition, on any of the Price Entities of any liability or obligation arising under applicable common law or under any applicable foreign, local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "ENVIRONMENTAL LAWS");

                (b) to the Knowledge of the Price Group, there is no reasonable basis for any such Proceeding, claim, action or governmental investigation that would impose any material liability or obligation;

                (c) none of the Price Entities is subject to any order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to any Environmental Law or any hazardous substances regulated thereunder; and

                (d) there is no condition at any property presently owned, leased, subleased, licensed, managed, occupied or operated by the Price Entities that is in violation of Environmental Laws, and to the Knowledge of the Price Group, there is no condition at any property previously owned, leased, subleased, licensed, managed, occupied or operated by the Price Entities that is currently in violation of Environmental Laws, nor has any Price Entity received any written, or to the Knowledge of the Price Group, oral, notice from any person or entity of such violation or that it or its Subsidiaries or the operation or condition of any property ever owned, leased, subleased, licensed, managed, occupied, operated, held as collateral or held as a fiduciary by any of them, are or were in violation of or otherwise are alleged to give rise to potential liability under any Environmental Laws, including but not limited to responsibility (or potential responsibility) for the cleanup or other remediation of, or response action regarding, any pollutants, contaminants, or hazardous or toxic wastes, chemicals, substances or materials at, on, beneath, or originating from any such property.

        5.13 Insurance. Schedule 5.13 of the Price Disclosure Schedule includes a list of all material insurance policies maintained by any member of the Price Group or the Price Entities with respect to which any of the Price Entities is either an insured or a beneficiary (the "INSURANCE Policies"). Except as set forth on Schedule 5.13 of the Price Disclosure Schedule, each Insurance Policy of the Price Entities is in full force and effect (assuming the other parties thereto are bound), all premiums due and payable thereon have been paid and no member of the Price Group or any Price Entity has received notice from any insurer or agent of any intent to cancel any such insurance policy, other than those policies and bonds the absence or cancellation of which would not, individually or in the aggregate, have a Price Material Adverse Effect.

        5.14     Employee Benefit Plans; ERISA.

                (a) Schedule 5.14(a) includes a complete list of all Employee Benefit Plans and all Employment Agreements.

                (b) Except as set forth on Schedule 5.14(b) of the Price Disclosure Schedule, with respect to each Plan, the Price Entities have delivered or made available to the Acquiror a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) each final summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. The Price Entities have delivered or made available to the Acquiror a true, correct and complete copy of each Employment Agreement. Except as set forth on Schedule 5.14(b) or as specifically provided in the foregoing documents delivered or made available to the Acquiror, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has any of the Price Entities undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement.

                (c) Schedule 5.14(c) identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Knowledge of the Price Group, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Except as set forth on Schedule 5.14(c) of the Price Disclosure Schedule, no trust funding any Plan is intended to meet the requirements of Code Section 501(c)(9).

                (d) All material contributions required to be made to any Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Except as set forth on
Schedule 5.14(d) of the Price Disclosure Schedule, each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) is unfunded.

                (e) Except as set forth on Schedule 5.14(e) of the Price Disclosure Schedule, with respect to each Employee Benefit Plan, the Price Entities have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans, except as would not reasonably be expected to result in a Price Material Adverse Effect. Each Plan has been administered in accordance with its terms, except as would not reasonably be expected to result in a Price Material Adverse Effect. There is not now, nor to the knowledge of the Price Group, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Price Entities under ERISA or the Code.

                (f) No Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code, and none of the Price Entities or any of their subsidiaries, nor any of their respective ERISA Affiliates, has, within the past six years, sponsored, maintained or contributed to, or been obligated to sponsor, maintain or contribute to, any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

                (g) Except as set forth on Schedule 5.14(g) of the Price Disclosure Schedule: (i) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"); (ii) none of the Price Entities nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of the Price Entities nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. With respect to each Employee Benefit Plan that is a Multiemployer Plan:
(i) neither the Price Entities nor any of their ERISA Affiliates expect to withdraw in a "complete withdrawal" or "partial withdrawal" within the meaning of Section 4203 and 4205 of ERISA; and (ii) neither the Price Entities nor any of their ERISA Affiliates has received any notification, nor has any reason to believe, that any such Employee Benefit Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

                (h) Except as would not reasonably be expected to result in a Price Material Adverse Effect, (i) there does not now exist, nor, to the Knowledge of the Price Group, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Price Entities following the Closing and (ii) without limiting the generality of the foregoing, neither the Price Entities nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                (i) Except as set forth on Schedule 5.14(i) of the Price Disclosure Schedule, the Price Entities have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Price Entities.

                (j) Except as set forth on Schedule 5.14(j) of the Price Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including, without limitation, severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Price Entities under any Employee Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any amounts or benefits;
(iv) require the funding of any trust or other funding vehicle; or (v) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan, trust or other funding vehicle.

                (k) None of the Price Entities nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Price Entities or any person that the Price Entities has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA that would reasonably be expected to result in a Price Material Adverse Effect.

                (l) Except as set forth on Schedule 5.14(1) of the Price Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Knowledge of the Price Group, no set of circumstances exists which may give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans, in each case, which could reasonably be expected to result in any material liability of the Price Entities to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party. The Price Entities and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

                (m) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

                (n) Schedule 5.14(n) of the Price Disclosure Schedule sets forth a correct and complete list of the total amounts due as of the date hereof, or which may become payable in the future (whether actual or contingent or subject to the satisfaction of vesting requirements, performance goals or other conditions), under the terms of each long- or short-term incentive compensation, severance, stay bonus or retention bonus plan, program, arrangement or agreement of any of the Price Entities, other than (i) stock options granted under the AGC Option Plans and the award agreements thereunder, (ii) severance required by Applicable Law in jurisdictions outside of the United States, including pursuant to agreements that provide for the payment of such required severance, and (iii) severance under employment agreements entered into with employees in jurisdictions outside of the United States.

        5.15 Labor Matters. Except as disclosed on Schedule 5.15 of the Price Disclosure Schedule, no labor organization or group of Employees of the Price Entities has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of any member of the Price Group, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of any member of the Price Group, threatened against or involving the Price Entities. Each of the Price Entities is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except for such noncompliance that would not, individually or in the aggregate, have a Price Material Adverse Effect.

        5.16 Technology and Intellectual Property. Except as disclosed on
Schedule 5.16 of the Price Disclosure Schedule, each of the Price Entities owns or has a valid license to use all trade secrets, know-how, trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "INTELLECTUAL PROPERTY") necessary to carry on its business substantially as currently conducted. No member of the Price Group or any of the Price Entities has received any written (or, to the Knowledge of the Price Group, oral) notice of infringement of, or conflict with, and, to the Knowledge of the Price Group, there are no infringements of or conflicts with, the rights of others with respect to the use of any Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect.

        5.17     Real Property.

                (a) Schedule 5.17(a) of the Price Disclosure Schedule sets forth a complete and accurate list and description of all real property leased, subleased, operated, licensed, managed or otherwise occupied by the Price Entities (collectively, the "LEASED REAL PROPERTY"), such description including, for each Leased Real Property, an identification of the lease, license or management agreement therefor, the title and date thereof, the names of the lessor and lessee thereunder, and the address of the premises leased thereunder. As of the date hereof, the Price Entities hold good and valid leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens, and assuming that the AGC/GEI Consents are duly obtained, the Price Entities will at Closing hold good and valid leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens.

                (b) All of the leases, subleases, licenses, management and consulting agreements governing the Leased Real Property (collectively, the "LEASES") are valid and binding obligations of the applicable Price Entity and are in full force and effect. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule and except for the NGOP Leases, subject to Nonmaterial Property Matters, no Lease is subject to any Lien, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy of any Leased Real Property. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule, subject to Nonmaterial Property Matters, no NGOP Lease is subject to any Lien, sublease, assignment, license or other agreement pursuant to which a Price

Entity has granted to any third party any interest in such NGOP Lease or any right to the use or occupancy of any NGOP Lease governing the Leased Real Property. True and complete copies of the Leases have been made available to the Acquiror, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. A Price Entity, as lessee under each Lease, is now in possession of each Leased Real Property. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule, there is no pending or, to the Knowledge of any Price Entity, threatened, proceeding which might interfere with the use and quiet enjoyment of any tenant under a Lease. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule, there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Lease, except for such default or breaches which would not reasonably be expected to have a Price Material Adverse Effect. Except as set forth on Schedule 5.17(b) no written notice of termination or written notice of material default has been received by any of the Price Entities in respect of any of the Leases. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule and except for Nonmaterial Property Matters, the Price Entities have not assigned, mortgaged, pledged or otherwise encumbered their interest under any Lease. Except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule, the Price Entities have exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof. Notwithstanding anything to the contrary contained in this Section 5.17(b), no representation or warranty is made with respect to the status of title held by any Person of property leased to a Price Entity or contracted to a Price Entity for the management of such property, as distinct from the leasehold and or fee title, as the case may be, held by a Price Entity which is being represented to herein; provided that, subject to Nonmaterial Property Matters to the actual knowledge of any Price Entity (without in each case the requirement of inquiry) and except as set forth on Schedule 5.17(b) of the Price Disclosure Schedule, the leasehold estate of the lessee under each Leased Real Property is either (i) prior in right to any and all mortgages or deeds of trust with respect to such property or (ii) the beneficiary of a valid commercially reasonable non-disturbance agreement, executed by the holder of any such prior Lien or other encumbrance, which has been recorded in the appropriate land records (it being understood that a breach of this clause (ii) with respect to any Leased Property will not be deemed to have occurred unless it is reasonably likely that there would be a foreclosure on lessor's interest in such property). As used herein, the term "lease" or "Lease" shall also include licenses, management agreements, consulting agreements, maintenance agreements and operating agreements, subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

                (c) Schedule 5.17(c) of the Price Disclosure Schedule sets forth a complete and accurate list and description of all real property and interests in real property owned in fee by the Price Entities (collectively, the "OWNED REAL PROPERTY"), such description including, for each parcel of Owned Real Property, the legal description and address thereof, the use thereof, and the nature of any improvements thereon. As of the date hereof, the Price Entities hold good, valid and marketable fee title to the Owned Real Property, free and clear of any Liens, mortgages, easements, rights-of-way, licenses, use restrictions, claims, charges, options, title defects or encumbrances of any nature whatsoever, except for the Permitted Liens, and the Price Entities will at Closing hold good, valid and marketable fee title to the Owned Real Property, free and clear of any Liens, mortgages, easements, rights-of-way, licenses, use restrictions, claims, charges, options, title defects or encumbrances of any nature whatsoever, other than

Permitted Liens. Except for Nonmaterial Property Matters, no improvements constituting a part of the Owned Real Property encroach on real property not owned or leased by the Price Entities. Except for Nonmaterial Property Matters and as would not reasonably be expected to have a Price Material Adverse Effect, there is no pending or, to the Knowledge of any Price Entity, threatened actions or proceedings by any governmental authority for assessment or collection of taxes, impact fees or special assessments affecting any part of any Owned Real Property, and no condemnation or eminent domain proceeding against any part of any Owned Real Property is pending or, to the knowledge of any Price Entity, threatened. Except as provided for in Schedule 5.17(c) of the Price Disclosure Schedule and for Nonmaterial Property Matters, the Price Entities have granted no presently outstanding options and have entered into no presently outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of the Owned Real Property. No person or entity has any right or option to acquire, or right of first refusal with respect to, the Price Entities' interests in the Owned Real Property or any part thereof. Except for Nonmaterial Property Matters, there are no unrecorded easements or encroachments affecting any portion of the Owned Real Property.

                (d) As of the date hereof, except as set forth on Schedule 5.17(d) of the Price Disclosure Schedules, to the actual knowledge of each Price Entity (without in each case the requirement of inquiry), each Owned Real Property and each Leased Real Property has access to (with no representation being made in this Agreement as to the future water service) water to service the operation of the golf course located thereon consistent with past practice. No Price Entity has received written notice of any current event or condition which would reasonably be expected to have a material adverse effect on the supply of water to any Owned Real Property or Leased Real Property.

        5.18 Asset Sales. Except as set forth on Schedule 5.18 of the Price Disclosure Schedule, since December 31, 2000, none of the Price Entities has conveyed, pledged, hypothecated, sold or otherwise transferred (a) a material amount of its properties or assets for consideration less than the fair market value of such assets at the time of such conveyance, pledge, hypothecation, sale or other transfer or (b) its interest in a golf course. As of the date hereof, there are no pending, or to the Knowledge of the Price Entities, threatened indemnification claim against the Price Entities, in each case in excess of $50,000 in amount, pursuant to any agreement by which any such sale has been effected.

        5.19     Distributions.
            For purposes of this Section 5.19, references to Affiliates of the Prices shall include each sibling, parent or descendant of the Prices, and any spouse of any such sibling or descendant, and any trust or other entity in which any of the foregoing has a substantial beneficial interest.

                (a) Except as set forth on Schedule 5.19 of the Price Disclosure Schedule, from December 31, 2000 through June 29, 2002, none of the Price Entities has, directly or indirectly, distributed cash or any other asset or made any payment to any Person (including through the cancellation of indebtedness or forgiveness of liabilities) other than to a Person who is not an Affiliate of the Prices or of any of the Price Entities in the ordinary course of business and on an arms-length basis.

                (b) Except as set forth on Schedule 5.19 of the Price Disclosure Schedule, since June 30, 2002, none of the Price Entities has, directly or indirectly, distributed cash or any other asset or made any payment to any Person (including through the cancellation of indebtedness or forgiveness of liabilities) other than to a Person who is not an Affiliate of the Prices or of any of the Price Entities in the ordinary course of business and on an arm's-length basis.

                (c) To the Knowledge of the Price Entities, there is no encumbrance or restriction on the ability of any Price Entity to cause any Subsidiary of such Price Entity to (i) (a)pay dividends pro rata or make any other distributions pro rata with respect to any capital stock of such Subsidiary or any other interest or participation in, or measured by, such Subsidiary's profits, or (b) pay any Indebtedness owed by such Subsidiary to such Price Entity or any of such Price Entity's other Subsidiaries, (ii) make loans or advances to such Price Entity or any of such Price Entity's Subsidiaries or (iii) transfer any of its properties or assets pro rata to such Price Entity or any of such Price Entity's Subsidiaries.

        5.20 Filing Documents. None of the information regarding any member of the Price Group or any of the Price Entities supplied or to be supplied by such member of the Price Group or such Price Entity on or prior to the Closing Date included in any documents to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement or the Merger Agreement contains at the Closing, or at the respective times such documents were or are filed with any Governmental Authority, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.21     Transactions with Affiliates.
            For purposes of Sections 5.21(a) and 5.21(b) references to Affiliates of the Prices shall include each sibling, parent or descendant of the Prices, and any spouse of any such sibling or descendant, and any trust or other entity in which any of the foregoing has a substantial beneficial interest.

                (a) Except as set forth in Schedule 5.21(a) of the Price Disclosure Schedule, (i) from December 31, 2000 through June 29, 2002, none of the Price Entities has entered into or agreed to enter into any transaction, contract, agreement, understanding or arrangement with any Affiliate of such Price Entity or the Prices that is not a Price Entity and (ii) since June 30, 2002 none of the Price Entities has entered into or agreed to enter into any transaction, contract, agreement, understanding or arrangement with any Affiliate of such Price Entity or the Prices that is not a Price Entity.

                (b) Except for this Agreement, the Merger Agreement and the other agreements contemplated to be entered into in connection with the transactions contemplated hereby and thereby, and except as set forth in
Schedule 5.21(b) of the Price Disclosure Schedule, no material contract, agreement, understanding or arrangement between any of the Prices (or any Affiliate of the Prices that is not a Price Entity) and the Transferred Entity Sellers, on the one hand, and any of the Price Entities, on the other hand, will continue in effect subsequent to the Closing Date. Except as set forth on
Schedule 5.21(b), after the Closing, none of the Prices (or

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


any Affiliate of the Prices that is not a Price Entity) and the Transferred Entity Sellers will have any interest in any property (real or personal, tangible or intangible) or contract, agreement, understanding or arrangement of the Price Entities used in or pertaining to the business of the Price Entities, other than pursuant to ownership of the NGP Equity Interests. Except as provided on Schedule 5.21(b) of the Price Disclosure Schedule, from and after the Closing Date, none of the Prices or the Transferred Entity Sellers or any Affiliate of the Prices that is not a Price Entity will provide any services to the Price Entities.

                (c) Except for this Agreement, the Merger Agreement and the other agreements contemplated to be entered into in connection with the transactions contemplated hereby and thereby, and except as set forth in
Schedule 5.21(c) of the Price Disclosure Schedule, as of the Closing Date none of the Prices nor any of their respective Affiliates, on the one hand, will be owed any obligation or liability by NGP, NGOP or any of the Price Entities or their respective Affiliates, on the other hand. In addition, no Affiliates of the Prices (which for the purposes of this sentence shall include each sibling, parent or descendant of the Prices, and any spouse of any such sibling or descendant) receives any wages or remuneration or other benefits from any of Price Entities except for wages or remuneration in the annual amount set forth on Schedule 5.21(c) and other benefits, commensurate with those of similarly situated employees who are not Affiliates.

        5.22     Absence of Certain Changes. Except as set forth in Schedule
5.22 of the Price Disclosure Schedule, since December 31, 2000, (x) the Price Entities have conducted their respective businesses in the ordinary course, consistent with past practice, and (y) there has not been (i) any material change by the Price Entities in accounting principles, practices or methods other than as required by U.S. GAAP or Applicable Law, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Equity Interests in any of the Price Entities (other than wholly to another Price Entity) or any other action or event that would have required the consent of the Acquiror pursuant to Sections 8.1(b), (c), (d) (with respect to clause (iii) thereof, only with respect to sales and dispositions in excess of $100,000 individually and material pledges and Encumbrances and with respect to clause (iv)(A) thereof, only with respect to settlements in excess of $100,000), (g), (h) (with respect to Affiliates, officers and directors and with respect to increases in compensation in excess of $25,000 only), (i) (only with respect to any amendment of an Employee Benefit Plan sponsored or maintained by a Price Entity that resulted in the enhancement of benefits to employees participating in, or the increase of costs to a Price Entity under, such plan),
(j), (k) (only with respect to  Affiliates  that are not Price  Entities),  (l),
(n), (p), (q), and (r) (only with respect to the foregoing), (iii) forgiveness of any Indebtedness or liabilities owed to any of the Price Entities or (iv) except as reflected on the Financial Statements of the applicable Price Entity relating to the applicable period, any event or events that, individually or in the aggregate, constitute a Price Material Adverse Change.

        5.23 Capital Expenditure. Schedule 5.23 of the Price Disclosure Schedule sets forth a list, which is true and correct in all material respects, of capital expenditure paid, incurred or committed or agreed to be paid, incurred or committed by AGC, GEI or the Transferred Entities and their Subsidiaries between April 25, 2002 and September 10, 2002.

        5.24 State Takeover Statutes. Each of AGC, GEI and each of the Transferred Entities has taken all steps necessary to exempt (or continue the exemption of) the transactions

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


contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

                                   ARTICLE VI
 REPRESENTATIONS AND WARRANTIES OF THE AGC SELLERS AND THE TRANSFERRED ENTITY
                                     SELLERS

      Except as disclosed in the Seller Disclosure Schedule delivered to the Acquiror concurrently herewith (the "SELLER DISCLOSURE SCHEDULE"), each Seller hereby represents and warrants to the Acquiror as follows:

        6.1     Authority; No Violation.

                (a) Except as set forth on Schedule 6.1, the Seller has full individual, limited liability company, partnership, trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite limited liability company, partnership, trust or corporate action on the part of the Seller, and no other limited liability company, partnership, trust, corporate or similar proceedings on the part of the Seller are necessary to approve this Agreement or to authorize or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding obligation of such Seller enforceable against each of the Seller in accordance with its terms.

                (b) Except as set forth on Schedule 6.1, neither the execution and delivery of this Agreement by the Seller, nor the consummation of any of the transactions contemplated hereby to be performed by it, nor compliance by it with any of the terms or provisions hereof or thereof, will, as applicable,
(i) violate any provision of the Organizational Documents, if any, of the Seller, (ii) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which the Seller is subject, or
(iii) result in the creation of any Encumbrance upon the Seller's Equity Interests.

        6.2 Consents and Approvals. Except as set forth on Schedule 6.2, no consents or approvals of or filings, declarations or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by the Seller of this Agreement, and (ii) the consummation by the Seller of the transactions contemplated hereby.

        6.3     Ownership of Equity Interests.

                (a) As of the date hereof, except as set forth in Schedule 6.3(a) of the Seller Disclosure Schedule, and at the Closing, the Seller owns beneficially and of record, and has good and valid title to, all Equity Interests in AGC and/or the Transferred

Entities listed as owned by such party on Schedule 6.3(a) of the Seller Disclosure Schedule, free and clear of any Encumbrances. Except as set forth on
Schedule 6.3(a), upon delivery of the stock certificates or bill of sale, as applicable, of each Seller's Equity Interests in AGC and/or the Transferred Entities to the Acquiror, as provided in Sections 4.2 and 6.2, respectively, good and valid title to the Equity Interests held by such party will pass to Acquiror, free and clear of all Encumbrances.

                (b) Except as set forth on Schedule 6.3(b) of the Seller Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from the Seller any Equity Interest in AGC and/or any of the Transferred Entities owned by the Seller, and Schedule 6.3(b) identifies with respect to each (i) the holder; (ii) the date of grant; (iii) the number and type of Equity Interests into which it is convertible, exchangeable or exercisable; (iv) the exercise price, if any; (v) the vesting schedule or a statement that it is fully vested; and (vi) the expiration date. As of the date hereof, except as set forth in
Schedule 6.3(b) of the Seller Disclosure Schedule, there are, and at the Closing there will be, no outstanding obligations of the Seller to redeem, repurchase or otherwise acquire any of the Equity Interests in AGC and/or any of the Transferred Entities. As of the date hereof, except as set forth in Schedule 6.3(b) of the Seller Disclosure Schedule, there are, and at the Closing there will be, no options, warrants, rights, convertible or exchangeable Securities, "phantom" Equity Interests (or similar "phantom" Securities), Equity Interest appreciation rights, Equity Interest performance units, commitments, contracts, arrangements or undertakings of any kind to which the Seller is a party or by which any of them is bound (i) obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional Equity Interests of AGC and/or the Transferred Entities, or any security convertible into or exercisable or exchangeable for any of the foregoing or for Voting Debt or (ii) obligating the Seller to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking.

        6.4 Corporate Existence and Power. If not an individual, the Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and has all corporate, trust and other powers required to carry out its responsibilities under this Agreement.

                                  ARTICLE VII
                REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

      Except as set forth in the written disclosure schedule delivered concurrently herewith to the Price Group by the Acquiror (the "ACQUIROR SCHEDULE"), the Acquiror represents and warrants to the Price Group as follows:

7.1 Organization and Related Matters. The Acquiror is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority to carry on its business as it is now being conducted and as is contemplated to be conducted after giving effect to the Acquisition Transactions, and to own, lease and operate all of its properties and assets. Acquiror is (or, on the Closing Date, will be) taxable as a corporation for United States federal tax purposes, and has no present plan or intention to change its tax status as a corporation, including, without limitation, by electing to be taxable as a partnership for United States federal income tax purposes.

        7.2     Authority; No Violation.

                (a) The Acquiror has organizational power and authority to execute and deliver this Agreement and to consummate the transactions to be performed by it as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Acquiror have been duly authorized by all necessary action on its part, and no other organizational action on its part is necessary to approve this Agreement or authorize or consummate the transactions contemplated hereby (other than the consents and approvals listed on Schedule 7.3 of the Acquiror Disclosure Schedule). This Agreement has been duly and validly executed and delivered by the Acquiror and (assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto) constitutes a valid and binding obligation of the Acquiror enforceable against it in accordance with its terms except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought.

                (b) Neither the execution and delivery of this Agreement by the Acquiror nor the consummation by it of the transactions contemplated hereby to be performed by it, nor compliance by the Acquiror with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Document of the Acquiror, or (ii) assuming that the consents and approvals referred to in
Schedule 7.3 of the Acquiror Disclosure Schedule are duly obtained, violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which the Acquiror or any of its Subsidiaries or any of its properties, contracts or assets are subject.

        7.3 Consents and Approvals. Except for (i) the consents, approvals and notices as are set forth in Schedule 7.3 hereto, (ii) the applicable filings under the HSR Act, if required, (iii) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) those consents, approvals and notes that may be required solely by reason of the participation of any member of the Price Group or the Price Entities (as opposed to any other third party) in the transactions contemplated hereby and (v) those consents, approvals, notices, filings or registrations the failure of which to be obtained or made would not be reasonably likely, individually or in the aggregate, to have an Acquiror Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by the Acquiror of this Agreement and (ii) the consummation by the Acquiror of the transactions to be performed by them as contemplated hereby.

        7.4 Investment Purpose. Acquiror is acquiring the AGC Interests, the GEI Interests and the Transferred Entity Interests, for the purpose of investment and not with a view to, or for offer or sale in connection with, any public distribution thereof in violation of the registration requirements of the Securities Act. The Acquiror understands that the AGC Interests, the GEI Interests and the Transferred Entity Interests have not been, and will not be, registered under the Securities Act by reason of a specific exemption therefrom, and that any such exemption will depend, among other things, upon the bona fide nature of the investment intent and the accuracy of the Acquiror's representations as expressed in this Agreement, and that the AGC Interests and the Transferred Entity Interests cannot be resold by the Acquiror, unless they are registered under the Securities Act or unless an exemption from registration is available.

        7.5 Intention to transfer. As of the date hereof and as of the Closing Date, Acquiror has no present plan or intention to transfer any of the assets it receives in the AGC Acquisition, the GEI Acquisition or the Transferred Interests Acquisition to Acquiror's owners, the NGP Surviving Company, the NGOP Surviving Partnership, NGP, NGOP or any of their respective Affiliates or related parties.

        7.6 Ownership of New NGP. Acquiror acquired the NGP Equity Interests from Acquiror's members as a capital contribution by such members in exchange for interests in Acquiror. Such members of Acquiror acquired such interests in New NGP in exchange for a cash contribution to New NGP. No entity directly owns, or will at Closing directly own, a more than fifty percent capital or profits interest in New NGP, and no such entity has any present plan or intention to acquire a more than fifty percent direct capital or profits interest in New NGP.

        7.7 Ownership of Acquiror. None of Buyer, NGP Merger Sub, NGOP Merger Sub, NGP or NGOP nor any corporation, partnership, estate or trust in which any such entity owns an equity interest owns an equity interest in Acquiror, and Acquiror has no present plan or intention to sell an equity interest in Acquiror to any such entity.

        7.8 No Broker. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Acquiror in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE VIII
                                    COVENANTS

        8.1     Conduct of Business by the Price Entities. For purposes of this
Section 8.1, references to Affiliates in clauses (j), (l) and (p) shall be deemed to include each sibling, parent or descendent of the Prices, and any spouse of any such sibling or descendant, and any trust or any other entity in which any of the foregoing has a substantial beneficial interest. Except as (i) otherwise contemplated by this Agreement, including as set forth on Schedule 8.1 with respect to each clause below, (ii) required by Applicable Law or (iii) subject to Applicable Law, consented to in writing by Acquiror (which consent shall be deemed to have been given in respect of any specific consent if the Acquiror does not respond to a written request for such consent within 3 Business Days of such request) after the date hereof (and, in connection with clause (l) only, after consultation with NGP in connection with the exercise of its rights under the comparable provision of Suspended Merger Agreement) and prior to the Closing, the Price Entities shall, and the Price Group shall cause the Price Entities to:

                (a) conduct their respective businesses in the ordinary course of business; provided, however, that no action by any Price Entity that is expressly permitted by any other provision of this Article VIII shall be deemed a breach of this Section 8.1(a) unless such action would constitute a breach of one or more other such provisions;

                (b) not (i) amend or propose to amend their respective Organizational Documents or the Suspended Merger Agreement, (ii) split, combine or reclassify their

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


outstanding Equity Interests or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, provided that a Price Entity that is treated as an S corporation or a partnership, or that is disregarded as an entity, in each case for federal income Tax purposes, may make distributions (after consultation with the Acquiror regarding the timing and amount of any such distribution) to its shareholders, partners or members, as the case may be, to enable such shareholders, partners or members to pay any Income Taxes attributable to their interest in the applicable Price Entity to the extent (A) such Price Entity has positive taxable income during the period which begins on March 29, 2002 and ends on the last day of the month immediately preceding the proposed distribution and (B) such Price Entity has adequate excess cash flow (which the parties acknowledge and agree will not be the case so long any amounts due to NGP or any of its Affiliates pursuant to any of the Leases have not been paid);

                (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional Equity Interests in any of the Price Entities, or any options, warrants or rights of any kind to acquire any of their Equity Interests or any debt securities that are convertible into or exchangeable for such Equity Interests in any of the Price Entities;

                (d) not (i) voluntarily incur or become contingently liable with respect to any Indebtedness for borrowed money in excess of $10,000 individually or $50,000 in the aggregate, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its Equity Interests or any options, warrants or rights to acquire any of its Equity Interests or any security convertible into or exchangeable for Equity Interests, (iii) sell, pledge, dispose of or voluntarily encumber any assets or businesses other than pledges or encumbrances pursuant to existing credit facilities and Permitted Liens arising in the ordinary course of business or (iv) settle any claim, action or proceeding involving (A) any liability for money damages in excess of the sum of
(x) the amount reserved for on such Person's most recent Financial Statements delivered to Acquiror prior to the date of this Agreement in respect of such claim, action or proceeding and (y) the amount fully recovered from insurers or
(B) any material restrictions on any of its operations, or waive any right with respect to any claim exceeding $50,000 or any action or proceeding or (C) any of the lawsuits designated on Schedule 7.10(a) of the Price Disclosure Schedule as the "Excepted Lawsuits", and any similar suits filed subsequent to the date hereof, against any member of the Price Group and/or the Transferred Entities or any of their respective directors or officers alleging violations of federal securities laws or breaches of fiduciary duties in connection with sales of securities of NGP, or with respect to the transactions contemplated hereby or in the Suspended Merger Agreement (it being understood that the decision of the Acquiror to grant or withhold its consent with respect to the settlement of any such claim, action or proceeding pursuant to clause (d)(iv) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

                (e) (i) use reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and employees, and preserve the goodwill and business relationships with customers and others having business relationships with them, (ii) maintain all of the assets owned or used by them in the ordinary course consistent with past practice, (iii) maintain its books and records in a manner and on a basis consistent with prior years and (iv) not modify in any material respect, amend in any material respect, exercise its right to extend the term of, or terminate any of its Contracts or Leases (other than Contracts or Leases that terminate automatically by their terms) or enter, or agree to enter, into or assume or adopt any Lease (it being agreed that any amendment or modification to a Lease (unless consistent with or agreed to in accordance with and in furtherance of Section 11.2), that increases the rent or other monetary obligations of the lessee thereunder, requires the lessee to make capital expenditures or changes the terms thereof shall be deemed to be a material amendment to such Lease);

                (f) not sell, assign, mortgage or otherwise encumber its interest in any Owned or Leased Property except in accordance with existing agreements as of the date hereof set forth in Schedule 5.18 of the Price Disclosure Schedule;

                (g) not enter into, adopt or amend any employment, severance, change in control, retention, special pay arrangement with respect to termination of employment or other similar plans, arrangements or agreements with or for the benefit of any Employees of the Price Entities (excluding any non-material arrangements with independent contractors who work on average over any three-month period less than 20 hours per week) except offer letters for at-will employment that do not provide for any severance (it being understood that the decision of the Acquiror to grant or withhold its consent with respect to the matters described in this clause (g) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

                (h) not increase the salary, monetary compensation, incentive compensation or benefits of any Employee of the Price Entities (excluding any non-material arrangements with independent contractors who work on average over any three-month period less than 20 hours per week) except, (i) for annual merit increases or non-material increases in benefits in the ordinary course of business consistent with past practice to the base salary or wages of Employees of the Price Entities who are not officers, senior managers or directors, and
(ii) as required by Applicable Law;

                (i) not adopt, enter into or amend or commit themselves to adopt, enter into or amend any Employee Benefit Plan or plan, programs or arrangement that would be an Employee Benefit Plan under this Agreement if it were in effect as of the date hereof, except for amendments as required by Applicable Law;

                (j) notwithstanding any other clause of this Section 8.1, not make any loan or advance to any of its Affiliates, officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business);

                (k) not acquire or agree to acquire in any manner, including by way of merger, consolidation or purchase of an Equity Interest or assets, any business of any Person;

                (l) not, directly or indirectly, make any payment or distribution of cash or any other asset (x) to any Affiliate (other than AGC, GEI or any Transferred Entity), (y) in excess of $10,000 individually or $50,000 in the aggregate in any one month (except as permitted pursuant to Section(s) 8.1(b) and 8.11) or (z) to the Prices or any other holder of Equity Interests of AGC, GEI or the Transferred Entities or Affiliates thereof (in each case, except as provided in clause (b) above) (it being understood that the decision of the Acquiror to grant or withhold its consent to a payment or distribution in whole or in part pursuant to this clause (l) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

                (m) not make, revoke or take any action inconsistent with any material Tax election or surrender any right to claim a Tax refund; provided, however, that AGC may after reasonable written notice to the Acquiror elect to change its taxable year to December 31;

                (n) not change any method of accounting or accounting practice used by such Price Entity other than changes required by U.S. GAAP; provided that the applicable Price Entity shall give Acquiror prompt written notice of any such change;

                (o) not take any corporate action for its winding up, dissolution or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of any or all of its assets of revenue;

                (p) notwithstanding any other clause of this Section 8.1, not discharge, cancel, forgive, settle or pay off any claims, indebtedness, liabilities or obligations of any kind or any nature involving Affiliates; and

                (q) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing.

        8.2 Insurance. The Price Entities shall use their reasonable best efforts to maintain in effect and to pay all premiums due thereon for the period ending on the Closing Date with respect to Insurance Policies and surety or fidelity bonds maintained by them on the date hereof or to procure, comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in full force and effect until the Closing Date. The Price Entities shall advise the Acquiror (a) if any Price Entity is denied coverage by insurance providers or if any of the Price Group or the Price Entities is notified that an insurance provider is defending any material claim and reserving its rights to contest its obligation with respect to such claim, and (b) if any of the Price Group or the Price Entities is refused any insurance coverage sought or applied for (including with respect to any claims).

        8.3     Employees, Employee Benefits.

(a) The Acquiror shall, and shall cause its Subsidiaries (including each Price Entity) to, honor, in accordance with the terms and conditions of the applicable plan, policy, agreement and/or arrangement, all Employment Agreements and all benefits and obligations accrued (and not therefore used, paid or canceled) as of the Closing Date by current and former employees of the Price Entities under the Plans.

                (b) Through the date six months from the date of Closing, the Acquiror shall maintain (or cause to be maintained) employee benefit plans, policies and arrangements which, with respect to the employees of the Price Entities employed as of the Closing ("PRICE EMPLOYEES") provide benefits that are comparable in the aggregate to the benefits provided to such employees under the Plans as in effect immediately prior to the Closing Date but not including any employer stock based benefit plans (including phantom stock or stock unit plans).

                (c) For purposes of determining eligibility to participate, vesting and determination of the level of benefits (but not accrual or entitlement to benefits (other than for the purposes of severance benefit accrual where the length of service is relevant)) for Price Employees under all employee benefit plans and arrangements of the Acquiror, the Acquiror shall or shall cause its Subsidiaries to recognize service with the Price Entities to the same extent recognized under a comparable Plan as in effect immediately prior to the Closing Date.

                (d) The Acquiror shall or shall cause its respective Subsidiaries to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Price Employees under all employee benefit plans in which such employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Plan immediately prior to the Closing Date and (ii) provide each Price Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements for the year in which the Closing Date occurs under all employee benefit plans in which such employees are eligible to participate after the Closing Date.

        8.4 Third-Party Proposals. No member of the Price Group shall, nor shall they, as applicable, permit any of their respective Subsidiaries, officers, directors, employees, advisors, representatives or agents, including any investment banker, attorney, consultant or accountant engaged by any of them to, directly or indirectly (i) solicit, initiate or encourage any inquiry or proposal that constitutes, or may reasonably be expected to lead to, a proposal or offer to enter into any merger, consolidation, amalgamation, refinancing of debt, acquisition of any equity interest (other than as contemplated by this Agreement), prepackaged bankruptcy plan, plan of liquidation or dissolution, recapitalization, sale and/or purchase of all or substantially all of the assets of AGC, GEI or any of the Transferred Entities or any similar business combination, acquire any interest in, dispose of or otherwise result in a change of control of any of the Price Entities or any of their respective material assets (any of the foregoing inquiries or proposals, an "ACQUISITION PROPOSAL"; provided, however, that the transactions contemplated by the Suspended Merger Agreement shall not be deemed an Acquisition Proposal hereunder); (ii) engage in negotiations or discussions concerning, or provide any information to any person or entity relating to, an Acquisition Proposal; or (iii) agree to any Acquisition Proposal. Each member of the Price Group shall notify the Acquiror promptly (but in any event within 24 hours) after receipt of any Acquisition Proposal, any amendment or modification to an Acquisition Proposal, or any request for nonpublic information relating to the Price Group in connection with an Acquisition Proposal. Such notice to the Acquiror shall be made in writing and shall indicate the identity of the person making the Acquisition Proposal or requesting nonpublic information and the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. It is understood that any breach of the restrictions set forth in this Section 8.4 by the

Prices, any holder of Equity Interests of any of the Price Entities, any executive officer of any member of any of the Price Entities or any investment banker, attorney, consultant, accountant or other agent, advisor or representative of the Prices or the Price Entities, shall be deemed to be a breach of this Section 8.4 by the Price Group. No member of the Price Group or any of the Price Entities or, as applicable, any of their respective officers, directors, employees, representatives or agents, including any investment banker, attorney, consultant or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to the Merger Agreement, this Agreement or the transactions contemplated hereby. Each member of the Price Group and each of the Price Entities shall, as applicable, cause their respective officers, directors, agents, advisors to comply with the provisions of this Section 8.4 and as of the date hereof, terminate any existing activities, discussions or negotiations with any third parties that may be ongoing with respect to any Acquisition Proposal and shall request that all confidential information previously furnished to any such third parties be returned promptly.

        8.5     Officers' and Directors' Indemnification.

                (a) The Acquiror agrees that, for a period of six years following the Closing Date, it will not cause AGC, GEI or any of the Transferred Entities to amend their respective Organizational Documents in a manner which would alter the rights of indemnification or exculpation existing in favor of the directors and officers of AGC, GEI or any of the Transferred Entities as provided in the Organizational Documents of AGC, GEI and the Transferred Entities, respectively, in effect on the date hereof with respect to matters occurring prior to the Closing Date (unless the Organizational Documents of a successor entity would contain provisions providing for indemnification or exculpation that are the same as the comparable provisions in the predecessor's Organizational Documents); provided, however, that no indemnity shall be available to any Person in respect of any amounts payable by an Indemnifying Party in respect of Losses as to which the Acquiror Indemnitee is entitled to indemnity from such Indemnifying Party pursuant to the provisions of Article X or Article XIII or would be so entitled but for the limitations and restrictions set forth in Section 13.2 or Section 14.2, except to the extent any payment in respect thereof is covered by officers' and directors' liability insurance.

                (b) Until the sixth anniversary of the Closing Date, Acquiror shall (or shall cause any applicable Subsidiary to) maintain officers' and directors' liability insurance covering the Persons who are presently covered by the officers' and directors' liability insurance policies of the Price Entities with respect to acts and omissions occurring on or prior to the Closing Date, by obtaining tail coverage of such existing insurance policies on terms that are no less favorable than the terms of the current insurance in effect on the date hereof and providing coverage only with respect to matters occurring on or prior to the Closing Date, to the extent that such tail insurance coverage can be maintained at an annual cost to such surviving entity of not greater than 150% of the annual premium for the current insurance policies and, if such tail coverage cannot be maintained at such cost, providing such coverage as can be so maintained at a cost equal to 150% of the annual premium for the current insurance policies.

        8.6 State Takeover Statutes. Each of AGC, GEI and each of the Transferred Entities shall take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state anti-takeover or similar law, as now or hereafter in effect.

        8.7 Reasonable Best Efforts - Tax Treatment. Each party will use reasonable best efforts to ensure the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition will be taxed as sales or exchanges under Section 1001 of the Code with each of the AGC Sellers, the Trusts and the Transferred Entity Sellers recognizing gain or loss, as applicable, for federal income tax purposes in connection with such transactions.

        8.8 Return Filing and Payment of Taxes. From and after the date hereof and prior to the Closing, the Price Entities shall use their reasonable best efforts and the Indemnifying Parties shall use their reasonable best efforts to cause the Price Entities (A) to timely file all Returns required to be filed by any of the Price Entities during such period in a manner that is correct and complete in all material respects, (B) to pay all Taxes shown as due on such Returns that the relevant Price Entity has the ability to pay (it being agreed and understood that, for purposes of this Section 8.8(B), no member of the Price Group shall be required to contribute or loan funds to the Price Entities) and (C) to duly withhold and collect and pay over to the proper Taxing Authority (or properly hold for payment) with respect to all employees, all employee income, social security, unemployment and any other payroll Taxes required to be withheld, collected or paid over (or held for payment).

        8.9 Pledges. The parties hereto agree to use their reasonable best efforts to cause each of the pledgors (the "PLEDGORS") of the collateral pledged in connection with the pledges set forth on Schedule 8.9 of the Price Disclosure Schedule (the "PLEDGES") to be released from any and all obligations arising from the Pledges.

        8.10 Delivery of Documents. The Price Group shall use its reasonable best efforts (A) to deliver to the Acquiror as soon as practicable and, if possible using such efforts, on or before the Closing Date, a photocopy of the Hillary Glyn Peterson Revocable Trust dated December 2, 1996 and (B) to search AGC's records for any Tax election forms the Acquiror shall reasonably request and deliver a photocopy of such election forms to the Acquiror.

        8.11 Capital Expenditures. Subject to Section 11.2, without the prior written consent of Acquiror, between the date of this Agreement and the Closing Date, none of AGC, GEI and the Transferred Entities and their Subsidiaries will incur any capital expenditures or agree or commit to incur any capital expenditures on any items other than capital expenditures: (w) required by the terms of the Leases as in effect on the date hereof, (x) for or in relation to, and in the amounts of, those specific commitments set forth on
Section 8.11 of the Price Disclosure Schedule, (y) expenditures of up to $100,000 per occurrence as may be required for emergency property repair where obtaining the consent of the Acquiror pursuant to Section 8.1 could expose the business to damage or loss, and (z) as may be required by Applicable Law. The decision of Acquiror to grant or withhold its consent with respect to any capital expenditures other than those permitted in accordance with this Section
8.11 shall be made within a reasonable time and shall be reasonable and shall be based upon maintaining the assets of and preserving the goodwill and business relationships of the Price Entities with customers, vendors, landlords and others having business relationships with them.

        8.12     Financing.

                (a) In connection with the financing of the transactions contemplated by this Agreement, the Price Group and the Price Entities agree to use their reasonable best efforts, and to cooperate with Acquiror, in completing and delivering all necessary documentation for such financing, including without limitation, schedules, customary legal opinions and other supporting documentation.

                (b) Provided that the Price Group will not incur any expense, the Price Entities shall use their reasonable best efforts to assist Acquiror in mitigating and reducing (i) mortgage recording fees and taxes, including by effecting at the request of Acquiror, the assignment of mortgages,
(ii) premiums for title insurance that Acquiror may obtain for itself, its lenders or its financing sources, and (iii) any other recording taxes or fees in connection with (i) and (ii).

        8.13     Subsequent Financial Statements.

                (a) As soon as reasonable practicable and in any event within 20 calendar days after the end of each month during the period from the first day of the month during which this Agreement is dated until the Closing Date, AGC will deliver to Acquiror copies of the combined pro forma financial statements reflecting the hypothetical combined operations of NGP, the NGP Subsidiaries (as defined in the Merger Agreement) and the AGC Group generated by the financial model referred to as the "Stratocaster" model for the month just ended. As soon as reasonably practicable after the date hereof, AGC will deliver to Acquiror Newco Pro Forma Consolidating Worksheets (income statement and balance sheet) for the year ended December 31, 2000 and the six months ended June 30, 2002, substantially in the form previously delivered to Aquiror for the year ended December 31, 2001 (which present a business combination at book value of NGP, the NGP Subsidiaries and the AGC Group taking into account the intercompany eliminations set forth in Section 11.11 of the Suspended Merger Agreement).
                (b) The Price Group and the Price Entities shall, and shall
cause  their  officers,   employees,  auditors  and  agents  to  use  their
reasonable best efforts to provide Acquiror and representatives and lenders of Acquiror access to, and copies of, such additional financial and operating data and other documents and information as Acquiror may from time to time reasonably request.

        8.14     Section 338(h)(10) Election.

                (a) If AGC Sellers so request, Acquiror and the AGC Sellers
shall  jointly  make  timely  and   irrevocable   elections  under  Section
338(h)(10) of the Code with respect to AGC, and, if permissible, shall make all similar elections under any applicable state or local Tax laws with respect to AGC (collectively, the "Section 338 Elections"). AGC Sellers and Acquiror shall report the transactions consistent with the making of the Section 338 Elections and shall take no position contrary thereto without the written consent of the other parties.

                (b) AGC (at the direction of the Prices) shall be responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Section 338 Elections including, without limitation, IRS Form 8023 or applicable successor form, and any similar forms or applicable successor forms under applicable state or local income tax laws (the "Section 338 Forms"). Acquiror shall cooperate in good faith with AGC and the Prices and shall promptly file with the Prices all information reasonably requested by them and relevant to the preparation of the Section 338 Forms. In the event, however, any Section 338 Forms are not executed at the Closing, at least 90 days prior to the latest date for the filing of such
Section 338 Forms, the AGC Sellers shall furnish Acquiror with a copy of each such form for its review and comment, together with AGC Sellers' proposed determination of the ADSP (as defined in applicable Treasury Regulations under Section 338) and allocation of the ADSP to the assets of AGC and other relevant items (the "Allocation"). All parties each agree to consult in good faith with regard to the proposed determination of the ADSP and the Allocation.

                (c) In the event that AGC Sellers and Acquiror cannot agree on the Allocation within 30 days of the delivery of the Allocation to the Acquiror, AGC Sellers and Acquiror shall hire an internationally recognized accounting firm mutually agreeable to them to perform the Allocation. AGC
Sellers and Acquiror hereby agree to be bound by the resultant Allocation, and further agree to each pay one-half of the accounting firm's fees.


                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

        9.1     Regulatory Matters.

                (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Acquiror, on the one hand, and the Prices, AGC and GEI, on the other hand, shall be provided with the opportunity to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to AGC, GEI or the Transferred Entities, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                (b) The Acquiror, on the one hand, and the Prices, AGC, GEI and the Transferred Entities on the other hand, shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Acquiror, AGC, GEI, the Transferred Entities or any of their respective Subsidiaries to any Governmental Authority in connection with the transactions contemplated by this Agreement.

                (c) The Acquiror, on the one hand, and the Prices, AGC, GEI and the Transferred Entities on the other hand, shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

        9.2     Access to Information.

                (a) Subject to Applicable Law relating to the exchange of information, each member of the Price Group and each Price Entity shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquiror and its financing sources, access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records and, during such period, each member of the Price Group and each of the Price Entities shall, and shall cause their respective Subsidiaries (i) to, make available to the Acquiror (x) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws and (y) all other information concerning its business, properties and personnel as the Acquiror may reasonably request and (ii) to use reasonable efforts to cause its employees, officers and agents, upon prior notice to such applicable member of the Price Group and such Price Entity, to consult with Acquiror and its representatives in relation to Acquiror's plans for the business following Closing at reasonable times and to a reasonable extent. No member of the Price Group or any Price Entity shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                (b) The parties shall comply with, and shall cause their respective Representatives and affiliates to comply with, all of their respective obligations under the confidentiality agreement, dated as of March 4, 2002, between NGP and Goldman, Sachs & Co., as amended, and the confidentiality agreement, dated as of February 25, 2002, between NGP and Starwood Capital Group Global, L.L.C., as amended (together, the "CONFIDENTIALITY AGREEMENT"), including with respect to the information disclosed pursuant to this Section 9.2


        9.3 Legal Conditions to Acquisition Transactions. The Acquiror and each member of the Price Group shall, and shall cause its Subsidiaries to, use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable (including amending or restructuring any leases to which any of the Price Entities is a party in a manner otherwise permitted under the terms of this Agreement) (a) to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party which is required to be obtained by any of them or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement; provided, however, that no member of the Price Group or its respective Subsidiaries shall be required to make any payment (other than ordinary filing fees) or enter into any modification or amendment to a Lease that alters the Lease in a manner that is adverse to the lessee Price Entity in connection with obtaining any such consent, authorization, order, approval or exemption. Each party hereto shall use its reasonable best efforts to consummate the transactions contemplated hereby. In addition to and not in limitation of the foregoing, Acquiror shall and shall cause its Affiliates to use their reasonable best efforts to cooperate with the Price Entities in satisfying the condition set forth in Section 11.2(d), including promptly providing all information (including information relating to net worth and golf industry and real estate experience) requested by the landlord and lessors in connection with the Price Entities obtaining any necessary consents with respect to the leases set forth on Schedule 11.2(d) of the Price Disclosure Schedule and to cause its Representatives to meet with the lessors and landlords under such leases to the extent reasonably requested by the Price Entities in connection therewith.

        9.4 Additional Agreements. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Acquiror in connection with the transfer of the AGC Interests, the GEI Interests or the Transferred Interests, with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to such transfers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by the Acquiror. Each party hereto shall use its reasonable best efforts prior to the Closing to cause the relationship between each Association and the applicable Price Entity to continue in substantially the same manner after the Closing as such relationship exists on the date hereof. On the date hereof AGC, the Prices, the Trusts and Joan P. Anawalt have entered into amended and restated membership deposit assumption agreements in the form attached as EXHIBIT A.

        9.5 Advice of Changes. The Acquiror, on the one hand, and the Price Group, on the other hand, shall each promptly advise the other party of any change or event which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and the Acquiror, on the one hand, and the Price Group, on the other hand, shall each promptly advise the other party of any change or event having a Acquiror Material Adverse Effect and a Price Material Adverse Effect, as applicable.

        9.6 Director Designation Agreement. The Acquiror and David G. Price hereby agree that the Director Designation Agreement shall terminate automatically on the Closing Date without any further action by the parties hereto.

        9.7 Intercompany Payables. Notwithstanding anything herein to the contrary, the parties acknowledge that after the date hereof and prior to the Closing Date, in repayment of (x) the net amounts owing to any member of the Price Group (other than AGC, GEI and the

Transferred Entities) by AGC, GEI and the Transferred Entities, less (y) the net amounts owing to AGC, GEI, the Transferred Entities and their Subsidiaries by any member of the Price Group (other than AGC, GEI and the Transferred Entities) (the parties agreeing that as of the date hereof the amount in clause (x) is greater than the amount in clause (y)), the Shareholder Loans (as defined in Schedule 9.7(a) of the Price Disclosure Schedule) (including accrued interest thereon) shall be transferred to the Prices and the borrowers and lenders with respect to the loans set forth on Schedule 9.7(b) of the Price Disclosure Schedule shall cause the settlement of such loans (including interest accrued thereon) as described on Schedule 9.7(b), it being acknowledged and agreed that no distribution shall be made by any of the Price Entities to any Person (other than any of the other Price Entities) in connection with such settlement. Each of the Prices and the Trusts, on the one hand, and the Price Entities, on the other hand, shall release and forever discharge, from and after the date of the transaction described in this Section 9.7, the other from any and all claims, demands, damages, actions, causes of action or suits of any kind, whether known or unknown, that such party may have arising out of or relating to the loans set forth on Schedule 9.7(b), other than a breach of the representations set forth at Section 10.6(f). The borrowers under each such loan set forth on Schedules 9.7(a) and (b) shall not be obligated to make any payment of interest or principal otherwise due under such loan prior to the settlement thereof, notwithstanding the accrual of interest on such loan. If after the completion of the transactions set forth on Schedule 9.7(b), there are any loans outstanding between any of AGC, GEI and the Transferred Entities then such entities shall repay, cancel or otherwise settle such loans prior to Closing, in such manner as AGC, GEI and the Transferred Entities may reasonably determine, provided that, such mechanism does not have any adverse tax consequences to the Acquiror.

        9.8 Seller Releases. The parties hereto agree to use their reasonable best efforts to cause each of the guarantors (the "GUARANTORS") of the guarantees set forth on Schedule 9.8 to the Price Disclosure Schedule (the "GUARANTEES") to be released from any and all obligations arising from the Guarantees on or after the Closing Date; provided, however, that to the extent any Guarantor is required to make a payment with respect to a Guarantee (i) after the date hereof but prior to the Closing Date, such Guarantor shall be subrogated to the rights of the Person who enforced such Guarantee against Guarantor, and such subrogation shall not be subject to the Closing Release of such Guarantor, and (ii) after the Closing Date, (x) if there is an otherwise unsatisfied Loss for which such Guarantor must indemnify the Acquiror pursuant to Section X or XIII, the amount of such Loss otherwise payable by such Guarantor shall be reduced by an amount equal to the payment such Guarantor made pursuant to such Guarantee (provided that if the amount paid by such Guarantor exceeds the amount of such Loss, the excess amount shall be subject to clause
(y)) or (y) if there is no such Loss, such Guarantor shall be subrogated to the rights of the Person who enforced such Guarantee against such Guarantor.

        9.9 Partners Agreement. David G. Price and Dallas P. Price hereby agree that the Price Partners Agreement shall terminate automatically on the Closing Date without any further action by the parties hereto; provided, however, that Section 3 of the Price Partners Agreement shall be deemed waived by each of David G. Price and Dallas P. Price in connection with any vote by holders of NGP Common Stock (as defined in the Merger Agreement) and NGOP Common Units (as defined in the Merger Agreement).

        9.10    Title Insurance Affidavits.

                (a) At or prior to Closing, the Price Entities shall deliver to a title insurance company chosen by the Acquiror and reasonably approved by the Price Entities (the "TITLE COMPANY"), such affidavits, certifications, evidence of corporate authority, and other customary instruments as the Title Company shall reasonably require in order to issue either or both (i) updated title insurance policies for the Owned Real Property and/or (ii) non-imputation affidavits to the existing title insurance policies. In addition, as soon as reasonably practicable after the date of this Agreement, the Price Entities shall use commercially reasonable efforts to make available to Acquiror copies (or originals where available) of all title insurance polices, surveys and Leases in its possession (which documents may be copied by Acquiror at Acquiror's expense).

                (b) The Price Group shall use commercially reasonable efforts, taking into account the need to cause any Covered Lease to be a Consented Lease, to obtain and deliver to the Acquiror at Closing estoppel certificates (which certificates shall not be conditioned on any increased rental or other payments or reduction of the lease term), in form and substance satisfactory to the Acquiror in its commercially reasonable judgment; provided that the Price Group shall not be required to seek or deliver estoppel certificates relating to any NGOP Leases.

        9.11     Environmental Investigations.

                (a) AGC shall engage and direct ENSR International and at
Acquiror's   request   such  other   additional   reputable   environmental
consultant(s) as selected by Acquiror and as may be reasonably agreed to by AGC (the "ENVIRONMENTAL CONSULTANT(S)") to conduct phase I environmental assessments in accordance with ASTM standard E-1527-00, as supplemented by Archon's protocol and to prepare phase I environmental reports (the "PHASE I REPORTS") on all Owned Real Properties and Leased Real Properties (excepting therefrom all non golf course Leased Real Property that is not adjacent to or used directly in the operation of any golf course) where, assuming AGC is in compliance with its covenants in this Section 9.11(a), 9.11(c)(with respect to the Phase I Reports) and 9.2 (with respect to the access necessary to complete the environmental assessments referred to in this Section 9.11(a)), such Phase I Reports can be completed in eight (8) weeks or less from the date hereof (and AGC shall deliver to Acquiror a copy of each such Phase I Reports); provided, however, in the case of the Leased Real Properties such phase I environmental assessments shall be conducted in accordance with and to the extent permitted under the terms of the Leases and provided, further, that if and to the extent such Leases prohibit such phase I environmental assessments, AGC shall use commercially reasonable efforts to seek such permission, waiver or exception from the applicable landlords (Acquiror hereby agreeing that it is commercially reasonable for AGC to take into account the need to cause any Covered Lease to be a Consented Lease in determining whether and to what extent to seek such permission, waiver or exception).

                (b) AGC shall also engage and direct the Environmental Consultant(s) to conduct such further investigations (which may include sampling of soil, sediment, ground water, surface water and/or building material) and to prepare such further or supplementary environmental reports as are reasonably necessary to investigate violations of Environmental Law and Recognized Environmental Conditions (as defined in ASTM standard E-1527-00) identified in the Phase I Reports or, in the reasonable judgment of Acquiror or the lenders providing the Financing, to investigate potentially adverse environmental conditions identified in the Phase I Reports (as evidenced by a certificate addressed to Acquiror from such lenders which states that such investigative requirements are, in such lenders' sole judgment, consistent with such lenders' customary practices for similar transactions), such further or supplementary reports to be prepared in accordance with such standards and in a manner  customary for such reports and within a reasonable period of time following delivery of the Phase I Reports (together with the Phase I Reports, the "ENVIRONMENTAL REPORTS"). AGC shall deliver to Buyer a copy of each such Environmental Report. In addition to that which is required under ASTM standard E-1527-00, as supplemented by Archon's protocol, the Environmental Consultant(s) shall provide an estimated cost of all investigation (other than any phase II investigations performed pursuant to this Section 9.11 or Section 6.14 of the Merger Agreement), cleanup, remediation, disposal and corrective action necessary to address the Recognized Environmental Conditions (as defined in ASTM standard E-1527-00) identified in such Environmental Reports. Notwithstanding the foregoing, with respect to the Leased Real Properties such further investigations shall be limited by and performed in accordance with the terms of the Leases; provided, however, that if and to the extent such Leases prohibit or limit such further investigations, AGC shall use commercially reasonable efforts to seek such permission, waiver or exception from the applicable landlords (Acquiror hereby agreeing that it is commercially reasonable for AGC to take into account the need to cause any Covered Lease to be a Consented Lease in determining whether and to what extent to seek such permission, waiver or exception).

                (c) AGC shall use reasonable best efforts to cause the Environmental Consultant(s) to: (i) deliver to Acquiror copies of all drafts of the Environmental Reports supplied to AGC and reflect in such reports such comments as Acquiror shall reasonably propose, (ii) make available to Acquiror and its Representatives all pertinent documents in the Environmental Consultant's possession relating to the Environmental Reports, and (iii) at no cost to Acquiror, provide to Acquiror, its underwriters or those persons providing financing to Acquiror the right to rely on the Environmental Reports, as evidenced by a reliance letter from the Environmental Consultant(s) reasonably satisfactory to Acquiror and those persons providing financing to Acquiror. AGC shall consider all reasonable requests from Acquiror and its Representatives to consult with the Environmental Consultant(s) in relation to the content of the Environmental Reports.

                                   ARTICLE X
                                  TAX MATTERS

        10.1 Tax Indemnification. From and after the Closing, each of the Indemnifying Parties, jointly and severally, shall be liable for, and shall indemnify and hold harmless each of the Acquiror Indemnitees against any and all Losses with respect to:

                (a) all Taxes of the Price Entities for all Pre-Closing Periods that have become due (it being agreed and understood that for the purposes of this Agreement Taxes shall not be considered due until the date on which they become delinquent (excluding any Taxes not delinquent on account of a voluntary agreement between any of the Price Entities and a taxing authority)) on or before March 29, 2002, (but including Taxes attributable to any period prior to January 1, 2002 which were due prior to March 29,2002 and are assessed after March 29, 2002 as a result of any audit adjustments or amended Returns) but only to the extent not paid by the relevant Price Entity prior to the Closing;

(b)   any breach by such Person of any of the representations set forth in
Section 10.6; and

                (c) any breach by such Person of any of the covenants set forth in this Article X or in Sections 8.1(m), 8.7, and 8.8, of this Agreement.

                (d) any income, franchise or similar Taxes based in whole or in part on net income incurred by any of the Price Entities arising in respect of or due during the period or periods or portions thereof after December 31, 2001 and up to an including the earlier of March 30, 2003 or the Closing Date, that have become due on or before the earlier of March 30, 2003 or the Closing Date, but only to the extent of the excess, if any, of the aggregate amount of such Taxes over $250,000 not paid by the relevant Price Entity prior to Closing, and provided that any indemnification pursuant to this Section 10.1(d) shall specifically exclude any liability for Taxes based on sales, revenue or property values, including, without limitation sales, use, business, license, VAT, payroll or other similar Taxes ((a), (b), (c) and (d) collectively, "EXCLUDED TAXES").
            For purposes of this Article X, "Losses" shall not include (A) any reduction in a net capital loss, net operating loss, or foreign Tax credit, carryforward or carryback, or similar Tax attribute (unless such reduction results in an actual tax liability for which indemnification would be required under Section 10.1) or (B) a Loss which is offset by a Tax Benefit of a Price Entity attributable to a taxable period (or portion thereof) ending on or before the Closing Date to which the Prices, the AGC Sellers and the Transferred Entity Sellers are not entitled under Section 10.4. Notwithstanding anything else to the contrary in this Agreement, the Indemnifying Parties shall not be required to indemnify or hold harmless the Acquiror Indemnitees against the amounts set forth on Schedule 10.1(a) and such amounts shall not be Excluded Taxes.

        10.2     Allocation of Certain Taxes.

                (a) The parties agree that if any Price Entity is permitted under applicable foreign, state or local Tax law or administrative practice to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period for purposes of such relevant Tax law.

                (b) To the extent any Price Entity has agreed (as tenant) to pay real, personal or intangible property Taxes with respect to the leased premises pursuant to a lease, and but for such lease, the payment of such Taxes would have been the obligation of the landlord, such amounts shall be considered rent, and not Taxes, for purposes of this Article X.

        10.3     Filing Responsibility; Payments.

                (a) Any Return with respect to Acquiror, any of its Subsidiaries, or any of the Price Entities shall be prepared and filed by the person required under the law to file such Return;  provided,  however, that
                                                        --------   -------
all income, franchise and similar Returns which relate solely to a Pre-Closing Period with respect to any of the Price Entities which are S corporations or partnerships for United States federal income Tax purposes (the "PRICE RETURNS") shall be prepared and filed by the Prices, except to the extent that the Prices are not permitted by law to file a Return, in which case Acquiror or the applicable Subsidiary agrees (subject to Section 10.3(b)) to execute and file such Return, as prepared by the Prices, provided that such Return complies with applicable law.

                (b) With respect to any Return required to be filed from and after the date hereof by any Price Entity that could reasonably be expected to affect Taxes for which the Acquiror or any of its Subsidiaries may be liable (without regard to Section 10.1), such Price Entity shall, and the Prices shall cause such Price Entity to, deliver to the Acquiror for its review, comment and approval (which approval shall not be unreasonably withheld or delayed) a copy of its proposed Return no later than thirty (30) days prior to the due date (including extensions), and except with respect to Returns for which the Tax liability of the Acquiror or any of its Subsidiaries is immaterial compared with the Tax liability of the Indemnifying Parties, including the Price Returns, shall make such changes as are reasonably requested by the Acquiror.

                (c) With respect to any Return for any of the Price Entities required to be prepared and filed from and after the date hereof by Acquiror or any of its Subsidiaries or any of their members, that could reasonably be expected to affect Taxes for which any of the Indemnifying Parties may be liable, the Acquiror shall cause the appropriate entity to deliver to the Prices for their review, comment and approval (which approval shall not be unreasonably withheld or delayed) a copy of the proposed Return no later than thirty (30) days prior to the due date (including extensions), and except with respect to Returns for which the Tax liability of the Indemnifying Parties is immaterial compared with the Tax liability of the Acquiror or any of its Subsidiaries shall make such changes as are reasonably requested by the Prices.

                (d) To the extent any Excluded Taxes are not paid prior to the Closing Date, the Prices shall pay to the Acquiror the amount of such Excluded Taxes two Business Days prior to the date such Excluded Taxes are due to the relevant Taxing Authority. The Acquiror shall pay such amounts over, or shall cause such amounts to be paid over, to the relevant Taxing Authority.

        10.4     Refunds.

                (a) The Acquiror or its Subsidiaries, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax to which the Prices, the AGC Sellers or the Transferred Entity Sellers become entitled, of or with respect to Taxes of the Price Entities except to the extent such refunds or credits are attributable to Excluded Taxes or Taxes paid by the Price Group (except for Taxes set forth on Schedule 10.1(a)). The Acquiror or its Subsidiaries, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax of the Acquiror or any of its Subsidiaries (other than the Price Entities) for all periods.

                (b) The Prices, the AGC Sellers or the Transferred Entity Sellers, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax to which the Acquiror or any of its Subsidiaries become entitled, of or with respect to Taxes of the Price Entities to the extent such refunds or credits are attributable to Excluded Taxes or Taxes paid by the Price Group (except for Taxes set forth on Schedule 10.1(a)).

                (c) The Acquiror and its Subsidiaries shall promptly forward to the Prices, the AGC Sellers or the Transferred Entity Sellers, as applicable, any amounts to which such parties are entitled under Section 10.4(b). The Prices, the AGC Sellers or the Transferred Entity Sellers, as applicable, shall promptly forward to the Acquiror (as applicable) any amounts to which the Acquiror or any of its Subsidiaries (including the Price Entities) are entitled under Section 10.4(a).

        10.5     Control of Tax Audits.

                (a) Subject to Section 10.5(c), the Prices shall have the right, at their own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case to the extent relating to any Excluded Taxes or Taxes paid by the Price Group (except for Taxes set forth on Schedule 10.1(a)).

                (b) Subject to Section 10.5(d), the Acquiror shall have the right, at its own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case, (A) to the extent relating to any Taxes of the Price Entities other than Excluded Taxes or Taxes paid by the Price Group (except for Taxes set forth on Schedule 10.1(a)) and (B) to the extent relating to Taxes of the Acquiror or any of its Subsidiaries (other than the Price Entities) with respect to any taxable period.

                (c) From and after the date hereof, the Prices shall not settle or cause or permit any Price Entity to settle any Tax Audit initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (i) if such settlement or other action would reasonably be expected based on available Returns of the Price Entities to adversely affect the Tax liability of the Acquiror or any of its Subsidiaries without the prior written consent of the Acquiror, which consent shall not be unreasonably withheld and
(ii) in case of the settlement of any Tax Audit, without providing evidence reasonably satisfactory to the Acquiror of the payment (or provision for payment) of any Taxes arising from such settlement.

                (d) From and after the date hereof, neither the Acquiror nor any of its Subsidiaries shall settle any Tax Audit and, from and after the Closing Date, neither the Acquiror nor any of its Subsidiaries shall settle any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such settlement or other action would reasonably be expected based on available Returns of the Price Entities to adversely affect any Excluded Taxes or any Tax liability of the Prices, the AGC Sellers or the Transferred Entity Sellers without the prior written consent of the Prices, which consent shall not be unreasonably withheld.

(e) The parties shall cooperate with one another in a manner comparable to that described for such Party in Section 10.7 to effect the purposes of this Section 10.5.

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


        10.6 Representations. Except as disclosed in Section 10.6 of the Price Disclosure Schedule, each member of the Price Group (other than the Sellers) hereby represents and warrants to the Acquiror as follows (it being agreed and understood, however, (i) that AGC is making representations and warranties only to Acquiror and only with respect to AGC and its Subsidiaries,
(ii) that GEI is making representations and warranties only to Acquiror and only with respect to GEI and its Subsidiaries, and (iii) that each Transferred Entity is making representations and warranties only to the Acquiror, and only with respect to such Transferred Entity and its Subsidiaries):

                (a) Each of the Price Entities (A) has timely filed all material Returns required to be filed on or before March 29, 2002 and all such filed Returns are complete and correct in all material respects, or requests for extensions to file such Returns have been timely filed, granted and have not expired, (B) have paid all Taxes shown as due on such Returns, (C) within the past five years, have not been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code, and (D) has duly withheld and collected and paid over to the proper Taxing Authority (or are properly holding for payment) with respect to all employees, all employee income, social security, unemployment and any other payroll Taxes required to be withheld, collected or held for payment for all taxable periods ending, and will duly withhold, collect and pay to the proper Taxing Authority all such Taxes that become due, on or before March 29, 2002. With respect to each of the Price Entities, (i) there are no outstanding powers of attorney enabling any party to represent the Price Entities, or any of them, with respect to any matter relating to Taxes, (ii) no extension of the statute of limitations for the assessment of Taxes has been granted and (iii) no notice of deficiency or proposed deficiency or assessment or proposed assessment has been received from any Taxing Authority with respect to liabilities for Taxes which have not been paid or fully settled and (iv) there are no written or unwritten Tax sharing, allocation or indemnification agreements or arrangements. No Price Entity has ever been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes or has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

                (b) Each of European Golf LLC, American Golf (UK) Limited, American Golf of Atlanta, American Golf of Detroit, CW Golf Partners, American Golf Australia Pty Ltd., AGC-Park Hill Joint Venture, Golf Acquisitions LLC, AG Los Coyotes LLC and each of their Subsidiaries that are organized as partnerships or limited liability companies as set forth on Schedule 5.2 has, for all taxable periods since their respective dates of formation, been properly classified for U.S. federal income Tax purposes as a partnership or a disregarded entity and not as an association or publicly traded partnership within the meaning of Section 7704(b) of the Code and the Treasury Regulations thereunder.

                (c) Each of AGC, European Golf Corporation, American Golf of Glendale, Myreshan, Inc., and RSJ Golf, Inc. has made a valid election under Subchapter S of the Code to which all Persons who were shareholders on the date of such election gave their (and if necessary each shareholder's spouse gave his or her) consent and each such election has been effective for all taxable periods since each of their respective dates of formation.

                (d) No amount paid or payable (whether in cash, in property or in the form of benefits, or due to the acceleration of the payment or distribution of any cash, property or benefits), separately or in the aggregate, by the Price Entities in connection with the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                (e) No withholding is required under Section 1445 of the Code in respect of the Prices, any AGC Seller, or any Transferred Entity Seller with respect to the Acquisition Transactions.

                (f) None of the transactions set forth in Schedules 9.7(a) and
(b) will result in the recognition of any income or gain by any of the Price Entities.

        10.7     Cooperation and Exchange of Information.

                (a) The parties shall cooperate with one another with respect to matters related to Taxes of the Price Entities.

                (b) From and after the Closing Date, as soon as practicable, but in any event within forty-five (45) days after a request by the Prices, the Acquiror shall provide (or cause to be provided) the Prices with such cooperation and shall deliver to the Prices such information and data concerning the operations of the Price Entities and make available such knowledgeable employees of the Price Entities as the Prices may reasonably request, to enable the Prices to complete and file all Returns that the Prices, any Price Entity (to the extent such Return is prepared or filed by the Prices pursuant to
Section 10.3 of this Agreement) or any of their respective Affiliates may be required to file with respect to the operations and business of the Price Entities or to respond to any Tax Audit with respect to such operations. Such cooperation and information by or from the Acquiror shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority that relate to Excluded Taxes or any other Taxes of the Prices, the AGC Sellers or the Transferred Entity
Sellers, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the Acquiror or its Subsidiaries may possess. The Prices and any of their Affiliates shall provide the Acquiror and its Subsidiaries with similar reasonable cooperation, information and data to the extent the Prices or any of their Affiliates have such records and information in their possession or such employees in their employ.

                (c) The parties shall cooperate in the preparation of all Returns relating in whole or in part to any Pre-Closing Period that are required to be filed after the Closing Date, including furnishing relevant portions of prior years' Returns or Return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession reasonably requested by the person filing such Returns as is relevant to their preparation. In the case of any federal, state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of another party in obtaining any necessary information.

        (d) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, the Acquiror shall, and shall cause its Subsidiaries to, retain all Returns, books and records of, or with respect to the activities of, the Price Entities for all Pre-Closing Periods. Thereafter, prior to disposing of such Returns, books and records, Acquiror shall, and shall cause their respective Subsidiaries to, provide the Prices reasonable notice and opportunity to take possession of such Returns, books and records at the Prices' expense.

        10.8 Tax Sharing Agreements. Any Tax sharing agreements between any of the Price Entities, on the one hand, and any Affiliates of the Price Entities that are not themselves Price Entities, on the other hand, shall be terminated on or before the Closing Date and shall thereafter have no further effect for any past, present or future taxable year.

        10.9 Survival. Notwithstanding any other provision of this Agreement, the provisions of this Article X and the second sentence of
Section 7.1, Sections 7.5, 7.6, 7.7, 8.7 and 8.14 shall survive the Closing until the expiration of all applicable statutes of limitations.

                                   ARTICLE XI
                              CONDITIONS PRECEDENT

        11.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligations of the parties to effect or participate in, as applicable, the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition shall be subject to the satisfaction, or waiver, at or prior to the Closing of the following conditions:

                (a) No Injunctions or Restraints; Illegality. No order,
injunction   or  decree   issued  by  any  court  or  agency  of  competent
jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the AGC Acquisition, the GEI Acquisition, the Transferred Interests Acquisition or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the AGC Acquisition, the GEI Acquisition, the Transferred Interests Acquisition or any other transaction contemplated by this Agreement.

                (b) Antitrust Approval. Any waiting period applicable under the HSR Act, or other applicable antitrust laws, shall have been terminated or expired and any applicable material foreign legal requirements relating to the consummation of the transactions contemplated by the Acquisition Transactions shall have been complied with, as necessary.

                (c) Consummation of the Transactions Contemplated by the Merger Agreement. Each of the conditions set forth in Article VII of the Merger Agreement (other than the condition set forth in Section 7.01(c)) shall have been satisfied or waived and the parties to the Merger Agreement shall be prepared to close the transactions contemplated by such agreement substantially simultaneously with the Closing hereunder.

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


        11.2 Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition, are also subject to the satisfaction, or waiver by the Acquiror, at or prior to the Closing, of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Price Group set forth in this Agreement shall be true and correct as of the date of this Agreement (except that if such representations and warranties speak as of an earlier date they shall be true and correct as of such date) and as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties (other than the representations set forth in Sections 5.3(a), 5.5, 6.1 and 6.3 which shall be true in all respects, and the representations and warranties set forth in Section 5.7, which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Price Material Adverse Effect. Acquiror shall have received a certificate signed on behalf of each of AGC, GEI and each of the Transferred Entities by the Chief Executive Officer and the Chief Financial Officer of such entity and a certificate signed by the Prices and the Trusts on behalf of each of AGC, GEI and each of the Transferred Entities and on their own behalf to the foregoing effect.

                (b) Performance of Obligations of the Price Group. Each member of the Price Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror shall have received a certificate signed on behalf of each of AGC, GEI and each of the Transferred Entities by the Chief Executive Officer and the Chief Financial Officer of such entity and a certificate signed by the Prices on behalf of each of AGC, GEI and each of the Transferred Entities and on their own behalf to the foregoing effect.

                (c) Regulatory Approvals. Liquor licenses and other operating permits and consents shall be in place, and be reasonably expected to remain in place for the foreseeable future, so that after the Closing alcoholic beverages can continue to be sold and served in essentially the same manner and on essentially the same terms as before the Closing in compliance with Applicable Law at facilities subject to Leases or located at Owned Real Properties that account for at least 80% of the total revenue from the sale and/or service of beverages recognized by the Price Entities as set forth in
Schedule 11.2(c) of the Disclosure Letter, and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "REQUISITE REGULATORY APPROVALS").

                (d) Lessor Approvals. The aggregate budgeted lease amount set forth opposite all Leases and NGP Ground Leases on Schedule 11.2(d) of the AGC Lease Consent Letter (the "COVERED LEASES") which at the Closing are not Consented Leases shall not exceed the Lease Threshold Amount and Aquiror shall have received a certificate signed on behalf of AGC by the Chief Executive Officer and the Chief Financial Officer of AGC to the foregoing effect.

                (e) Other Approvals. The Price Entities shall have received
(and furnished to Acquiror evidence thereof reasonably satisfactory to Acquiror) the consents set forth on EXHIBIT J (which shall not have expired or been withdrawn) and to maintain the Contracts and Permits in effect following the Closing on substantially the same terms as in effect on the date hereof (excluding all Requisite Regulatory Approvals and approvals or consents relating to the Leases), other than any such approvals and consents the absence of which does not and would not reasonably be expected to have a Price Material Adverse Effect.

                (f) Environmental. Environmental Reports for the Owned Real Properties and the Leased Real Properties to be prepared in accordance with
Section 9.11 of this Agreement shall have been completed (excepting therefrom all non golf course Leased Real Property that is not adjacent to or used directly in the operation of any golf course), and the aggregate reasonably estimated cost of all investigations (other than any phase II investigations required to be performed pursuant to Section 9.11 of this Agreement or Section
6.14 of the Merger Agreement), cleanup, remediation, disposal and corrective action identified in such Environmental Reports (with respect to the Leases excluding costs for which AGC or any of the Price Entities is indemnified or is otherwise entitled to seek reimbursement from a landlord or other responsible party who has reasonably sufficient credit to pay such costs) that is either (i) required to be taken in order that the Owned Real Properties and the Leased Real Properties or the current use and operation thereof comply with, or have no liability under, Environmental Laws or (ii) required to be taken by the lenders providing the Financing or for which funds are required by such lenders to be reserved and not used for any other purpose or otherwise required by such lenders to be contributed to Acquiror by its owners to pay such costs (as evidenced by a certificate addressed to Acquiror to such effect from such lenders which states that such requirements are, in such lenders' sole judgment, consistent with such lenders' customary practices for similar transactions), shall not exceed, in the case of clauses (i) and (ii) when aggregated with the estimated costs in Section 7.03(h) of the Merger Agreement, $25 million.

        11.3 Conditions to Obligations of the Price Group. The obligation of each member of the Price Group to effect the AGC Acquisition, the GEI Acquisition and the Transferred Entity Acquisition, as the case may be, is also subject to the satisfaction or waiver by each member of the Price Group at or prior to the Closing of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and (except that if such representations and warranties speak as of an earlier date they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties (other than the representations set forth in Section 7.2(a), which shall be true in all respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have an Acquiror Material Adverse Effect. The Price Group shall have received a certificate signed on behalf of Acquiror by an authorized officer, the Chief Executive Officer and the Chief Financial Officer of Acquiror to the foregoing effect.

                (b) Performance of Obligations of Acquiror. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Price Group shall have received a certificate signed on behalf of Acquiror by an authorized officer, the Chief Executive Officer and the Chief Financial Officer of Acquiror to such effect.

                                   ARTICLE XII
                            TERMINATION AND AMENDMENT

12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual consent of the Acquiror, on the one hand, and the Price Group, on the other hand, in a written instrument;

                (b) by the Acquiror, if any Governmental Authority or Authorities fail to grant a regulatory approval or consent and such denial has become final and nonappealable, as a result of which the condition set forth in Section 11.2(c), (d) or (e) shall become incapable of being satisfied prior to the six-month anniversary of the date of this Agreement, or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless the failure of this condition to have been satisfied shall be due to the failure of the Acquiror to perform or observe the covenants and agreements of such party set forth herein;

                (c) by the Price Group, if any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order has had a Price Material Adverse Effect, unless the failure of this condition to have been satisfied shall be due to the failure of any member of the Price Group to perform or observe the covenants and agreements of the Acquiror set forth herein;
                (d) by the Acquiror, on the one hand, or the Price Group, on the other hand, if the Merger Agreement shall have been terminated pursuant to
Section 8.01 thereof;

                (e) by the Acquiror, on the one hand, or the Price Group, on the other hand, if the Closing shall not have been consummated on or before March 31, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements (other than the representations and warranties, which are addressed in Section 8.1(f)) of such party set forth herein

                (f) by the Acquiror, on the one hand, or the Price Group, on the other hand (provided that the terminating party is not then in material breach of any representation or warranty (without giving effect to any qualification as to materiality set forth in such representation or warranty) or any covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of any member of the Price Group, in the case of a termination by the Acquiror, or the Acquiror, in the case of a termination by the Price Group, which breach, individually or together with all other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in

Section 11.2 or 11.3, as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

                (g) by the Acquiror, if any of the Price Entities shall (i) have an order of relief entered with respect to it under the federal bankruptcy laws, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any material portion of its assets, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereinafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action authorize or effect any of the foregoing;

                (h) by the Acquiror, if a receiver, trustee, examiner, liquidator or similar official shall be appointed for any of the Price Entities or a proceeding described in Section 12.1(f)(iv) shall be instituted against any of AGC, GEI or any of the Transferred Entities and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days;

                (i) by the Price Group, if any of Acquiror, NGP or NGOP shall
(i) have an order of relief entered with respect to it under the federal bankruptcy laws, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any material portion of its assets, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereinafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action authorize or effect any of the foregoing;

                (j) by the Price Group, if a receiver, trustee, examiner, liquidator or similar official shall be appointed for any of Acquiror, NGP or NGOP or a proceeding described in Section 8.1(i)(iv) shall be instituted against any of Acquiror, NGP or NGOP and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days;

                (k) by the Acquiror, on the one hand, or David G. Price and Dallas P. Price, on the other hand, if AGC shall have an order of relief entered with respect to it under the federal bankruptcy laws and the Closing shall not have been consummated on or before the nine-month anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

      It is agreed and understood that a termination by the Price Group pursuant to this Section 12.1 shall be effective only when a certificate to that effect signed by the Prices, the Trusts and the Representative is delivered to the Acquiror.

        12.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and have no effect, and none of the Acquiror, the Price Group, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 9.2(b) and Section 14.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of the Acquiror or any member of the Price Group shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

        12.3 Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or comparable governing body. Notwithstanding anything herein to the contrary, it is agreed and understood that this Agreement may not be amended except by an instrument in writing signed by the Acquiror, the Prices, the Trusts and the Representative on behalf of each of the parties hereto.

        12.4 Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken or authorized by their respective Board of Directors or comparable governing body, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Notwithstanding anything herein to the contrary, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (or, in the case of the Represented Sellers, the Representative), but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XIII
                                 INDEMNIFICATION

        13.1     Indemnification by the Indemnifying Parties.

                (a) From and after the Closing, the Indemnifying Parties, jointly and severally, shall be liable for, and shall indemnify the Acquiror and its Subsidiaries and each of their respective officers, directors, employees, stockholders, agents and representatives (the "ACQUIROR INDEMNITEES"), against and hold them harmless from, any Losses suffered or incurred by any such Acquiror Indemnitee (other than any Loss relating to Taxes, for which the indemnification provisions set forth in Section 10.1 shall govern) arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty made by any member of the Price Group in Sections 5.3(a), 5.5, 5.7 (other than any inaccuracy or breach to the extent arising from or relating to the requirements of any Environmental Law), 5.8,
5.17 (other than any breach or inaccuracy arising from or relating to Section 5.17(d) or the proviso in the second to last sentence of Section 5.17(b)), 5.18, 5.19, 5.21, 5.22 and 5.23 of this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (i), the accuracy of the representations and warranties made by the Price

Group shall be determined without giving effect to any qualifications relating to materiality (including a Price Material Adverse Effect), but with giving effect to qualifications as to Nonmaterial Property Matters), (ii) the breach of any covenant or agreement of any covenant of the Price Group in this Agreement (other than covenants and agreements contained in Articles VI and X),
(iii) any claims by any person other than the parties hereto to any portion of the consideration provided for hereunder or to any other amounts based thereon,
(iv) all liabilities and obligations of Myreshan, Inc. and RSJ Golf, Inc. with respect to acts or omissions occurring on or prior to the Closing Date; and (v) all Losses incurred by the Price Entities in resolving claims arising out of the matters disclosed in items 5.14(d), (e) and (f)(relating to 401k and VEBA loan issues) of Schedule 5.14 of the Price Disclosure Schedule.

                (b) The Indemnifying Parties shall not be required to indemnify any Acquiror Indemnitee under Section 13.1(a)(i), and shall not have any liability under Section 13.1(a)(i), in relation to claims arising under Sections 5.3(a), 5.7, 5.8, 5.17, 5.18, 5.19(a), 5.19(c), 5.21(a)(i), 5.22 and 5.23,
unless the aggregate of all Losses for which the Indemnifying Parties would, but for this Section 13.1(b), be liable thereunder exceeds on a cumulative basis an amount equal to the Price Group Indemnity Threshold whereupon, the Indemnifying Parties shall be required to indemnify the Acquiror Indemnitees for all Losses from the first dollar of Loss; provided, however, that the Indemnifying Parties shall be liable for Losses to the extent relating to or arising from inaccuracies or breaches of any representation or warranty contained in Section 5.7(b), only if such Losses exceed the Price Group Indemnity Threshold and then only to the extent that the aggregate of all such Losses exceeds on a cumulative basis $2.5 million.

        13.2     Calculation and Payment of Losses.

                (a) The amount of any Loss for which indemnification is provided under this Article XIII or Article X shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss, in each case when and as such Tax cost or Tax Benefit is actually realized through an increase or reduction of Taxes otherwise due. The amount due after any such reduction shall then be increased to take account of any net Tax cost (other than a reduction in Tax basis) incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase). Any indemnity payment under this Agreement shall be treated for tax purposes as an adjustment to the consideration paid in the Acquisition Transaction.

                (b) The aggregate indemnification obligations of the Indemnifying Parties pursuant to Article X and this Article XIII, shall not exceed the Price Group Indemnity Cap; provided that until indemnifiable Losses in an amount equal to the Price Group Indemnity Cap have been claimed and satisfied, Losses attributable to Income Taxes for which there is an indemnification obligation pursuant to Section 10.1 shall be aggregated with all other indemnifiable Losses for purposes of determining if the aggregate indemnification obligations of the Indemnifying Parties has exceeded the Price Group Indemnity Cap, and thereafter the Indemnifying Parties shall, jointly and severally (notwithstanding anything to the contrary in this Section 13.2(b)) indemnify and hold harmless each of the Acquiror Indemnitees against one half of all Losses attributable to Income Taxes for which there is an indemnification obligation pursuant to Section 10.1 (other than Losses treated under Section 13.2(c)); and, provided further,
                 -------- -------
that such limitation shall not apply to the extent that a Loss results directly from (A) fraud, (B) a claim described in Section 13.1(a)(ii), (iii) or
(iv) or (C) a claim arising from a breach of the representations set forth in Sections 5.5, 5.19(b) and 5.21(a)(ii) (each of (A), (B) and (C) an "ACQUIROR INDEMNITEE LIMITATION EXCEPTION") and provided further, that such limitation shall not apply to legal fees and expenses awarded under Section 13.5(b) and incurred collecting a final determination of liability pursuant to this Article XIII.

                (c) Notwithstanding anything to the contrary in this Agreement, the Indemnifying Parties shall, jointly and severally, indemnify and hold harmless each of the Acquiror Indemnitees against any and all Losses attributable to a breach of the representation in section 10.6(c) (but only to the extent it related to AGC). Payments made pursuant to this Section 13.2(c) shall not be aggregated with all other indemnifiable Losses for the purpose of determining if the aggregate indemnification obligations of the Indemnifying Parties has exceeded the Price Group Indemnity Cap.

        (d) On or prior to the Closing, each of the Indemnifying Parties shall execute and deliver to the Acquiror an escrow and pledge agreement in the form attached as Exhibit E. On the Closing Date, the Indemnifying Parties shall pledge to the Acquiror an amount equal to $14 million in cash and grant the Acquiror a first priority lien on the Indemnifying Parties Acquiror Equity Securities issuable upon exercise of the warrants and the NGP Equity Interests.

        13.3 Termination of Indemnification. The obligations to indemnify and hold harmless any Person pursuant to Article X and Section 13.1 shall terminate when the applicable representation or warranty or covenant terminates pursuant to Section 14.2 (subject to Section 10.9); provided that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a bona fide claim by delivering a notice of such claim pursuant to Section 13.4 to the Indemnifying Party; provided, further, that in the event of a Acquiror Indemnitee Limitation Exception, the obligation to indemnify shall continue until the expiration of the applicable statute of limitations.

        13.4     Procedures.

                (a) Third Party Claims. In order for a Person (the "INDEMNIFIED PARTIES") to be entitled to any indemnification provided for under Section
10.1 or Section 13.1 in respect of, arising out of or involving a claim made by any Person (other than the parties hereto) against the Indemnified Parties (a "THIRD PARTY CLAIM"), such Indemnified Parties must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such Indemnified Parties of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Parties shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Parties' receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Parties relating to the Third Party Claim that are not separately addressed to the indemnifying party.

                (b) Assumption. If a Third Party Claim is made against any of the Indemnified Parties, the Indemnifying Party shall (upon notice to the Indemnified Parties) be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Parties; provided, however, that such counsel is not reasonably objected to by the Indemnified Parties; provided further that the Indemnifying Parties shall not be entitled to assume the defense of a Third Party Claim unless and until the Indemnifying Parties have agreed in writing that it is obligated to indemnify the Indemnified Parties in full for such Third Party Claim. Except as provided below, if the Indemnifying Parties elect to assume the defense of a Third Party Claim, the Indemnifying Parties shall not be liable to the Indemnified Parties for any reasonable legal expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof. If the Indemnifying Parties assume such defense, the Indemnified Parties shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Parties, it being understood that the Indemnifying Parties shall control such defense; provided that the Indemnifying Party shall bear the reasonable fees and expenses of such separate counsel (i) if the parties to any such action or proceeding (including impleaded parties) include any of the Indemnified Parties and any of the Indemnifying Parties, and representation of such Indemnifying Parties and any such Indemnified Parties, be inappropriate due to a conflict of interest or
(ii) if the Indemnifying Parties shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Parties) within a reasonable time after the Indemnified Parties has given notice of the institution of a Third Party Claim in compliance with Section 13.4(a). If the Indemnifying Parties elects not to defend such Third Party Claims and the Indemnified Parties litigates or otherwise contests or settles such Third Party Claim, then the Indemnifying Parties shall promptly reimburse the Indemnified Parties for all damages incurred by the Indemnified Parties, including the amount of any judgment or settlement and reasonable attorney's fees. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Parties shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Parties' prior written consent (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Parties assume the defense of a Third Party Claim, the Indemnified Parties shall not be obligated to agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Parties may recommend, unless by its terms such settlement, compromise or discharge obligates the Indemnifying Parties to pay the full amount of the liability in connection with such Third Party Claim, releases the Indemnified Parties completely in connection with such Third Party Claim and would not otherwise materially adversely affect the Indemnified Parties. Without limiting the foregoing, in connection with Third Party Claims for which the Indemnifying Parties have indemnified the Acquiror pursuant to
Section 13.1(a)(v), the Indemnifying Parties may elect to have counsel for the Acquiror assume the defense of such Third Party Claims, in which event, the actions and strategy of the Indemnified Parties shall be subject to the reasonable approval of the Indemnifying Parties, provided, however, that this sentence shall not be deemed a waiver of the Indemnifying Parties to consent to any settlement with respect to any Third Party Claim pursuant to this Section 13.4.

                (c) Other Claims. In the event any Indemnified Parties shall have a claim against any Indemnifying Parties under Section 10.1 or Section
13.1 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Parties, the Indemnified Parties shall deliver notice of such claim with reasonable promptness to the Indemnifying Parties. Subject to Sections 13.3 and 15.2, notwithstanding the foregoing, the failure by any Indemnified Parties so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability that it may have to such Indemnified Parties under Section 10.1 or Section 13.1, except to the extent that the Indemnifying Parties shall have been actually prejudiced by such failure. The Indemnifying Parties shall have a period of 15 days after the receipt of notice of a claim within which to respond thereto. If any such Indemnifying Parties do not respond in writing within such 15-day period, such Indemnifying Parties shall be conclusively deemed to have consented to the recovery by the Indemnified Person of the full amount of Losses specified in the notice of claim. If such Indemnifying Parties rejects such claim in whole or in part (a "CONTESTED CLAIM"), the parties shall resolve such claim by (i) a written settlement agreement or (ii) in the absence of a written settlement agreement, by submitting the Contested Claim to binding arbitration pursuant to
Section 13.5 of this Agreement.

        13.5     Arbitration.

                (a) The Acquiror and each of the Indemnifying Parties agree that any Contested Claim which has not been settled within 15 days after the Indemnifying Party rejects such claim in whole or in part shall be submitted to mandatory, final and binding arbitration before J.A.M.S. ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in Los Angeles County, California. The Acquiror and the Indemnifying Parties may commence the arbitration process called for by this Article XIII by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S.'s Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of this Section 13.5; provided however that in all events discovery shall be available to each party to the same extent as it would be if the claim were litigated in a judicial proceeding governed by Delaware law exclusively. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.'s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with Section 13.5(b) below. The provisions of this Section 13.5 may be enforced by any court of competent jurisdiction in the State of Delaware, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of Section 13.5(h) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                (b) Payment of Costs. The Acquiror, on the one hand, and the Indemnifying Parties, on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

                (c) Burden of Proof. For any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by Delaware law exclusively.

                (d) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and will deliver such documents to the Acquiror and the Indemnifying Parties, together with a signed copy of the Final Award. Subject to the provisions of Section 13.5(h) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Acquiror and the Indemnifying Parties, and will include an affirmative statement to such effect. To the extent that the Final Award determines that any Indemnified Party has actually incurred Losses in connection with the Contested Claim through the date of the Final Award ("INCURRED LOSSES"), the Final Award will set forth and award to such indemnified person the amount of such Incurred Losses. Nothing in this Section 13.5(d) shall be deemed to relieve any Indemnified Party from any duty that may be imposed on such person by Applicable Law to attempt to mitigate such person's damages.

                (e) Timing. The Acquiror, the Indemnifying Parties and the arbitrator will conclude each arbitration pursuant to this Section 13.5 as promptly as possible for the Contested Claim being arbitrated.

                (f) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                (g) Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any claim made pursuant to this Article XIII and Section 10.1.

                (h) Treatment of Losses. Upon issuance and delivery of the Final Award as provided in Section 13.5(d) above, an Indemnified Party will immediately be entitled to recover the amount of any Incurred Losses determined and awarded to such Indemnified Party under such Final Award and such Incurred Losses will be deemed to be owed to such Indemnified Party for purposes of this Agreement.

        13.6 Rights of Offset for Certain Breaches. If the Closing shall occur and the applicable parties hereto agree that at the time of Closing the representations and warranties set forth in Sections 5.19(b) or 5.21(a)(ii) and 5.21(b) are not true and correct in all respects, then Acquiror and Acquiror's Affiliates will be entitled to exercise rights of set off against any amounts payable to the Indemnifying Parties under this Agreement or the Merger Agreement to the extent of any Losses of Acquiror arising out of the failure of such representations and warranties to be correct, such payment shall for the purposes of this Agreement be treated as indemnity payments pursuant to this
Article XIII.

        13.7 Exclusive Remedy. The parties hereto hereby acknowledge and agree that, from and after the Closing except in the case of fraud, willful breach or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies (other than declaratory judgment actions) are available, the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims arising from any breach of any covenant, agreement, representation or warranty set forth herein (other than in Sections 6.3 or 10.6) shall be pursuant to the indemnification provisions set forth in this Article XIII, and the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims with respect to any breach of any representation or warranty set forth in Section 10.6, shall be pursuant to the indemnification provisions of Article X as modified by this
Article XIII.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

        14.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the AGC Acquisition, the GEI Acquisition and the Transferred Entity Acquisition (the "CLOSING") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than three Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article IX, unless extended by mutual agreement of the parties but in all circumstances will be on the same date as the consummation of the NGP Merger, NGOP Merger and the other transactions contemplated by the Merger Agreement (the "CLOSING DATE").

        14.2 Survival of Representations, Warranties and Agreements. Notwithstanding (a) any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the parties hereto,
(b) the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement, undertaking or obligation or (c) the Closing hereunder, and subject to Section 10.9, all representations and warranties in this Agreement, including any covenants, exhibits or schedules made a part of this Agreement, or in any instrument executed and delivered in fulfillment of the requirements of this Agreement and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing Date or the Closing shall survive the Closing until March 31, 2004; except that the representations and warranties in Section 5.5 shall not terminate, but shall continue until the expiration of the statute of limitations relating thereto. Subject to Section 10.9, all covenants or other agreements which by their terms are required to be performed after the

Closing shall survive the Closing indefinitely or for such lesser period of time as may be specified herein.

        14.3 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense provided however that all transfer taxes required to be paid in connection with the transactions contemplated hereby shall be shared equally by the Indemnifying Parties, on the one hand, and the Acquiror, on the other.

        14.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      (a)   if to Acquiror, to:

            New AGC LLC
            c/o GS Capital Partners 2001, L.P.
            85 Broad Street
            New York, NY 10004
            Tel: 212-902-5761
            Fax: 212-357-5505
            Attention: Ben Adler


            with a copy to:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York  10004-1980
            Attn: F. William Reindel

            Fax:  (212) 859-8000

            and a copy to:

            Dechert
            4000 Bell Atlantic Tower
            1717 Arch Street
            Philadelphia, Pennsylvania  19103
            Attn: Barton J. Winokur
                  Carmen J. Romano

            Fax:  (215) 994-2222

      (b)   if to the Prices, to:

            David G. Price and Dallas P. Price
            2951 28th Street
            Santa Monica, California  90405

            Fax:  (310) 646-6165

            with a copy to:

            Latham & Watkins
            633 West Fifth Street, Suite 4000
            Los Angeles, California  90017
            Attn: David B. Rogers
                  J. Scott Hodgkins

            Fax:  (213) 891-8763

      (c)   if to the AGC Sellers, to:

            Edward R. Sause and Jamie Price
            American Golf Corporation
            2951 28th Street
            Suite 3000
            Santa Monica, California  90405

            Fax:  (310) 646-6165

            and:
            Joan P. Anawalt
            106 Barlow Road
            Ketchum, Idaho  83340

            Fax:  (208) 726-9182
            with a copy to:

            Gibson, Dunn & Crutcher LLP
            333 South Grand Ave., Suite 4700
            Los Angeles, California  90071
            Attn:  Kenneth M. Doran

            Fax:  (213) 229-6537

      (d)   if to American Golf Corporation, to:

            American Golf Corporation
            2951 28th Street
            Suite 3000
            Santa Monica, California  90405
            Attn:  General Counsel

            Fax:

            with a copy to:

            Latham & Watkins
            633 West Fifth Street, Suite 4000
            Los Angeles, California  90017
            Attn: David B. Rogers
                  J. Scott Hodgkins

            Fax:  (213) 891-8763

      (e)   if to Golf Enterprises, Inc.:

            Golf Enterprises, Inc.
            2951 28th Street
            Suite 3000
            Santa Monica, California  90405
            Attn:  General Counsel

            Fax:

            with a copy to:

            Latham & Watkins
            633 West Fifth Street, Suite 4000
            Los Angeles, California  90017
            Attn: David B. Rogers
                  J. Scott Hodgkins

            Fax:  (213) 891-8763

      (f)   if to the Transferred Entity Sellers, to:

            American Golf Corporation
            2951 28th Street
            Suite 3000
            Santa Monica, California  90405
            Attn:  General Counsel

            Fax:

            with a copy to:

            Latham & Watkins
            633 West Fifth Street, Suite 4000
            Los Angeles, California  90017
            Attn: David B. Rogers
                  J. Scott Hodgkins

            Fax:  (213) 891-8763



        14.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Acquiror, the Prices, the Trusts, AGC, GEI, the AGC Sellers or the Transferred Entity Sellers or any of their respective Subsidiaries or affiliates to take any action which would violate Applicable Law. For purposes of this Agreement the "ordinary course of business" shall mean the ordinary course of business for a comparable company in the property management industry. It is agreed and understood that any bankruptcy or similar proceeding with respect to a party to a Contract instituted after the Closing Date, or a rejection of such Contract in any such proceeding, shall not itself cause a breach of Section 5.8. Notwithstanding anything herein to the contrary, no Seller shall have any obligation with respect to any covenant or agreement contained in Article VIII, except pursuant to Sections 8.4 and 9.1.

        14.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        14.7 Entire Agreement. This Agreement (including the attachments hereto and the documents and the instruments referred to herein (including the Disclosure Letter)) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

        14.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions thereof that may require the application of the laws of another jurisdiction (except to the extent that mandatory provisions of federal law are applicable). Subject to Section 13.5, the parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Subject to Section 13.5, the parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 14.8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        14.9     Severability. Any term or provision of this Agreement which is
invalid  or   unenforceable   in  any   jurisdiction   shall,  as  to  that
jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        14.10 Publicity. Except as otherwise required by Applicable Law, none of the Acquiror, on the one hand, or the Price Group, on the other hand, shall, or shall permit any of its Subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the Prices, in the case of a proposed announcement or statement by the Acquiror, or the Acquiror, in the case of a proposed announcement or statement by any member of the Price Group, which consent shall not be unreasonably withheld.

        14.11 Assignment; Third Party Beneficiaries. Subject to the last sentence of this Section 14.11, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except with respect to Indemnified Parties pursuant to Section 10.1 or Section 13.1, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement and the rights, interests or obligations hereunder may be assigned by the Acquiror to any Affiliate of the Acquiror provided that such assignment shall not relieve the Acquiror from any obligation hereunder and provided further that such assignment does not (a) alter the consideration or change the amount of consideration to be issued in respect of the AGC Acquisition, the GEI Acquisition and the Transferred Interest Acquisition as provided herein, (b) materially delay the consummation of the transactions contemplated hereby, (c) adversely affect any party's ability to satisfy any of the closing conditions set forth in Article XI, or (d) adversely affect the tax consequences of any Acquisition Transaction to any party, provided that, in the case of (d) the affected party will use reasonable efforts to mitigate the adverse tax consequences so as to permit the assignment.

        14.12 Waiver of Jury Trial. THE ACQUIROR, THE PRICES, AGC, GEI, THE AGC SELLERS AND THE TRANSFERRED ENTITY SELLERS HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        14.13     Termination of AGC Seller Agreements.

                (a) The parties hereto agree that the agreements listed on EXHIBIT F hereto (the "AGC SELLER AGREEMENTS") shall terminate as of the Closing Date. Such termination shall: (i) fully release each party to the AGC Seller Agreements and the AGC Equity Interests from any and all restrictions, including voting restrictions contained in any of the AGC Seller Agreements;
(ii) fully release each party to the AGC Seller Agreements from any and all pledges of AGC Equity Interests under any of the AGC Seller Agreements; and
(iii) fully release each party to the AGC Seller Agreements from any and all obligations and rights provided under the AGC Seller Agreements.

                (b) The Consent of Trustee in the form attached hereto as EXHIBIT G shall be executed on the date hereof.

        14.14 Representative of the AGC Sellers and Transferred Entity Sellers. The AGC Sellers and Transferred Entity Sellers, other than the Trusts (collectively, the "REPRESENTED SELLERS") hereby designate Edward R. Sause, Jamie Price and Joan P. Anawalt as their representative (collectively, the "REPRESENTATIVE") and as the attorney-in-fact and agent for and on behalf of each such person with respect to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Represented Sellers under this Agreement. The Represented Sellers will be bound by all actions taken and documents executed by the Representative in connection herewith, and Acquiror will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Represented Seller or any other signatory to this Agreement in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms hereof (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Represented Sellers to the Representative pro rata in proportion to their respective percentage equity interests as reflected in EXHIBIT B to this Agreement. A majority of the percentage equity interests of the Represented Sellers (as reflected in EXHIBIT B to this Agreement) may from time to time in their sole and absolute discretion replace or substitute the Representative by sending to the Acquiror written notice of their desire to replace or substitute the Representative and stating the name of the successor representative. Such successor representative shall be deemed the Representative for all purposes of this Agreement.

                            (signature pages follow)

      IN WITNESS WHEREOF, the parties below have caused this Agreement to be executed by themselves or their respective officers or representatives thereunto duly authorized as of the date first above written.

                                         NEW AGC LLC
                                         By:/s/ Elizabeth Burban
                                            ------------------------
                                         Name: Elizabeth Burban
                                         Title: Vice President

                                         AMERICAN GOLF CORPORATION

                                         By:/s/ Edward R. Sause
                                            ------------------------
                                         Name: Edward R. Sause
                                         Title:

                                         GOLF ENTERPRISES, INC.

                                         By:/s/: Edward R. Sause
                                            ------------------------
                                         Name: Edward R. Sause
                                         Title:
                                          /s/: David G. Price
                                         ---------------------------
                                         David G. Price

                                          /s/: Dallas P. Price
                                         ---------------------------
                                         Dallas P. Price

David G. Price Trust dated March 5,      Dallas P. Price Trust dated May 14,
1998, as amended                         1998, as amended

By:/s/ David G. Price                   By:/s/ Dallas P. Price
   ------------------------                 ------------------------
David G. Price                           Dallas P. Price


Joan P. Anawalt 1995 Revocable Trust     Richard Bermudez and Nellie Bermudez
dated March 30, 1995
 /s/: Joan P. Anawalt                     /s/: Richard Bermudez
---------------------------              ---------------------------
Joan P. Anawalt                          Richard Bermudez
                                          /s/: Nellie Bermudez
                                         ---------------------------
                                         Nellie Bermudez



Kathryn McCormack Revocable Trust dated  Larkin McCormack
December 3, 1996
                                         By:/s/ Kathryn McCormack
                                            ----------------------------
By:/s/ Kathryn McCormack                 Kathryn McCormack, Custodian under
   -----------------------
Kathryn McCormack, Trustee               California Uniform Transfers to
                                         Minors Act


The Blair and Hillary Glyn Peterson      Glyn Kathleen Peterson
Trust dated April 4, 2001
                                         By:/s/ Hillary Glyn Peterson
By:/s/ Hillary Glyn Peterson                ----------------------------
   --------------------------            Hillary Glyn Peterson, Custodian under
Hillary Glyn Peterson, Trustee           California Uniform Transfers to Minors
                                         Act
By:/s/ Blair William Peterson
   ------------------------
Blair William Peterson, Trustee


Spence Dickson Peterson                  The Tifney E. Stewart 1996 Revocable
                                         Trust dated December 2, 1996

By:/s/ Hillary Glyn Peterson             By:/s/ Tifney Stewart
   ------------------------                 ------------------------------
Hillary Glyn Peterson, Custodian under   Tifney Stewart, Trustee
California Uniform Transfer to Minors
Act

The S. Allyn Stewart 1996 Revocable
Trust dated December 2, 1996 (as
Amended and Restated October 18, 2000)

By:/s/ S. Allyn Stewart
   --------------------------
S. Allyn Stewart, Trustee

 /s/:Sheri Lynn Price                     /s/: Terry Price Roberts
------------------------------           ------------------------------
Sheri Lynn Price, a married woman as     Terry Price Roberts, as her sole and
her sole and separate property           separate property



 /s/: Christy Anne Stanich               /s/: Jamie Barbara Price
------------------------------           ------------------------------
Christy Anne Stanich, a married woman    Jamie Barbara Price, an unmarried woman
as her sole and separate property



 /s/:David Glyn Price, Jr.                /s/:Craig Price / Sheri Lynn Price
------------------------------           ------------------------------
David Glyn Price, Jr., a married man as  Craig Price and Sheri Lynn Price,
his sole and separate property           husband and wife as community property



 /s/: Edward R. Sause                      /s/: Edward R. Sause
------------------------------           ------------------------------
Bonnie Jean Mattern                      Edward R. Sause



 /s/: Michael Barendse                     /s/:James Stanich
------------------------------           ------------------------------
Michael Barendse                         James Stanich

RSJ Golf, Inc.                           Joan P. Stewart Income Trust, dated
                                         August 23, 1998

By:/s/ Edward R. Sause                      By:/s/ Joan P. Anawalt
   ---------------------------              -----------------------------
Name: Edward R. Sause                       Joan P. Anawalt, Trustee
Title:

 /s/: Ernest C. Burns                      /s/: Barbara Colton
---------------------------              ---------------------------
Ernest C. Burns                          Barbara Colton